UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party Other Than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Owens Corning

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATE & TIME:

Thursday April 17, 2014

10:00 a.m. Eastern Daylight Time

PLACE:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Most stockholders have a choice of voting on the Internet, by telephone or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the Internet or by telephone, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Only stockholders who are eligible to vote at the Annual Meeting will be admitted to the Annual Meeting. Stockholders must present a form of personal photo identification to be admitted. If your shares are held in the name of a bank, broker or other holder of record, you also must present a brokerage statement or other proof of ownership to be admitted.

HELP US REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents. Please see the response to the question “What is ‘householding’ and how does it affect me?” for more information on this stockholder program that eliminates duplicate mailings.

OWENS CORNING

One Owens Corning Parkway

Toledo, Ohio 43659

Notice of Annual Meeting of Stockholders

TIME AND DATE:	10:00 a.m., Eastern Daylight Time on Thursday April 17, 2014

PLACE:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

PURPOSE:	1. To elect the following directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified: Ann Iverson, Edward F. Lonergan and John D. Williams.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.

3. To approve amendments to the Bylaws and Certificate of Incorporation of Owens Corning to declassify the Board of Directors.

4. To approve, on an advisory basis, 2013 named executive officer compensation.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

RECORD DATE:	You can vote if you were a stockholder of record at the close of business on February 26, 2014.

ANNUAL REPORT:	Our Annual Report for the Fiscal Year Ended December 31, 2013 (“2013 Annual Report”) is enclosed with these materials as a separate booklet.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet, by telephone or by completing and returning your proxy or voting instruction card. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 2014: The Notice of Annual Meeting and Proxy Statement and 2013 Annual Report are available at https://materials.proxyvote.com/690742.

By order of the Board of Directors,

John W. Christy

Secretary

Toledo, Ohio

March 13, 2014

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PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Owens Corning (“Owens Corning,” the “Company,” “we,” “us” or “our”), a Delaware corporation, on behalf of the Company of proxies to be voted at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. On or about March 13, 2014, we began distributing these proxy materials to stockholders.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting on April 17, 2014, beginning at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019. Only stockholders who are eligible to vote at the Annual Meeting or their authorized representatives will be admitted. Stockholders must present one form of photo identification to be admitted to the Annual Meeting. If you are a beneficial owner of shares, you also must present a brokerage statement or other proof of ownership to be admitted. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. Seating will be limited.

Who is entitled to vote at the Annual Meeting?

Holders of Owens Corning common stock at the close of business on February 26, 2014, the record date for the Annual Meeting, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 118,161,460 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Stockholders of record may also be represented by another person by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot in order to vote at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available for any purpose germane to the meeting at the Annual Meeting and for ten days prior to the Annual Meeting between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio, 43659 by contacting the Secretary of the Company.

How do I vote?

You may vote using one of the following methods:

•	vote through the Internet at www.proxyvote.com using the instructions included on the proxy card or voting instruction card;

•	vote by telephone using the instructions on the proxy card or voting instruction card;

•	complete and return a written proxy or voting instruction card; or

•	attend and vote at the Annual Meeting. (See “Who is entitled to vote at the Annual Meeting?”)

Your vote is important. Please vote promptly.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker (as the record holder of the shares) is required to vote those shares in accordance with your instructions. If you do not provide instructions, your broker will not be able to vote your shares on “non-discretionary” proposals. The only item at the Annual Meeting that is “discretionary” is the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Accordingly, if you are a beneficial owner, your broker or other holder of record is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the stockholder of record does not receive voting instructions from you.

How do I vote shares I hold through the Company’s 401(k) plans?

If you hold shares through the Owens Corning Savings Plan or the Owens Corning Savings and Security Plan, you will receive a request for voting instructions with respect to your plan shares. You are entitled to instruct the plan trustee on how to vote your plan shares. If you do not give voting instructions to the plan trustee within the time specified by the plan trustee, your plan shares will be voted by the plan trustee in the same proportion as shares for which voting instructions have been received for such plan.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What are the voting requirements to elect the directors and to approve the proposals discussed in this Proxy Statement?

The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withhold” with respect to the election of directors. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

•	Ratification of the Selection of PricewaterhouseCoopers LLP

Although ratification is not required by our Bylaws or otherwise, we are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

•	Approval of Amendments to our Bylaws and Certificate of Incorporation to Declassify the Board of Directors

The affirmative vote of a supermajority of seventy five percent (75%) of all shares outstanding is required to approve the proposed amendments to our Bylaws and Certificate of Incorporation to declassify the Board. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

•	Say on Pay

The affirmative vote of a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will count as present and entitled to vote for purposes of this proposal and will have the effect of a vote against the proposal.

Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if other matters should be properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

Who will tabulate the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election. John W. Christy and Jeffrey S. Wilke have been appointed to serve as alternate inspectors of election in the event Broadridge is unable to serve.

Who will pay the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission or facsimile transmission, and such persons will not receive additional compensation for their solicitation efforts. We have hired Alliance Advisors, L.L.C. to assist in the distribution and solicitation of proxies for a fee of $8,500, plus reasonable expenses, for these services.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”) called “householding.” This procedure is designed to reduce the volume of duplicate information received at your household and helps us reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting and Proxy Statement and accompanying documents, unless one or more of these stockholders notifies us otherwise.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and Proxy Statement and

accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above.

Beneficial owners can request information about householding from their brokers or other holders of record.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Concerning Directors

Currently, our Board of Directors consists of 12 directors in three classes, with four directors in each class.

•	The directors currently serving in Class II hold office for a term expiring at the Annual Meeting.

•	The directors currently serving in Class III hold office for a term expiring at the Annual Meeting of Stockholders in 2015.

•	The directors currently serving in Class I hold office for a term expiring at the Annual Meeting of Stockholders in 2016.

The directors in Class II whose terms expire at the Annual Meeting are: Ann Iverson, Edward F. Lonergan and John D. Williams. Pursuant to the Corporate Governance Guidelines, adopted by our Board of Directors, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding annual meeting of stockholders. Joseph F. Neely has attained retirement age and will retire at the Annual Meeting. Upon his retirement, the then current size of the Board of Directors will be reduced by one.

The Board of Directors has nominated each of Ms. Iverson and Messrs. Lonergan and Williams for re-election as directors at the Annual Meeting for a new term expiring at the Annual Meeting of Stockholders in 2017, upon the recommendation of the Board’s Governance and Nominating Committee, which consists solely of independent directors.

Pursuant to the Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of Owens Corning’s business environment, and willingness to devote adequate time and efforts to Board responsibilities. The Board of Directors believes that each of the current directors and nominees for director exhibit each of these characteristics. Set forth below with each director’s biographical information is a description of the principal experience, qualifications, attributes or skills that led the Board to the conclusion that each individual should serve as an Owens Corning director in light of the Company’s business and structure.

Your proxy will vote for each of the three nominees unless you specifically withhold authority to vote for any or all of the nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each person elected at the Annual Meeting will serve until the Annual Meeting of Stockholders in 2017 and until his/her successor is duly elected and qualified.

The Board of Directors recommends that you vote FOR each director nominee named in Proposal 1.

Nominees for Election as Directors in Class II—For a Term Expiring at the Annual Meeting of Stockholders in 2017

ANN IVERSON, 70 Director since 2006; Director of our predecessor since 1996

Ms. Iverson has provided international consulting services in Carefree, Arizona, since 1998. Prior to that, Ms. Iverson served as Chief Executive Officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores and chairperson of Brooks Sports, Inc. She has held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson is Chairman of the Board of Trustees of Thunderbird—The School of Global Management, and a member of Financo Global Consulting. She also has been awarded the Ellis Island Medal of Honor.

Public Company Directorships in the Last Five Years:

•       Ignite Restaurant Group

Director Qualifications: Ms. Iverson has significant leadership experience as a chief executive officer in both the public and private sectors and as a business consultant. She provides the Board a global perspective, with over 10 years experience as chief executive officer of large multinational companies. Ms. Iverson brings to the Board, among other skills and qualifications, expertise in international business, branding, finance and marketing. Ms. Iverson’s experience and understanding of finance led to her designation as an “audit committee financial expert.”

EDWARD F. LONERGAN, 54 Director since 2013

Mr. Lonergan has served as Director, President and Chief Executive Officer of Chiquita Brands International, Inc., a leading international grower, distributor and marketer of nutritious, high-quality fresh and value-added food products, since October 2012. He served as Director, President and CEO of Diversey, Inc., a leading global provider of sustainable cleaning, sanitation and hygiene solutions, from February 2006 through the sale of the company to Sealed Air Corporation in October 2011. Prior to joining Diversey, Mr. Lonergan had over 25 years of experience in the consumer products industry, most recently serving as President of the European region for The Gillette Company from May 2002 until January 2006. He was employed from 1981 to April 2002 by The Procter & Gamble Company, where he held a variety of leadership positions both domestically and internationally, including general management roles in customer business development and in emerging markets.

Public Company Directorships in the Last Five Years:

•       Chiquita Brands International, Inc.

Director Qualifications: Mr. Lonergan brings more than 30 years of international leadership experience at public companies in various sectors, including significant leadership experience as the Chief Executive Officer of Chiquita Brands International. He possesses extensive knowledge of global business operations, strong strategic and financial management expertise and a keen understanding of the consumer products business.

JOHN D. WILLIAMS, 59 Director Since 2011	Mr. Williams has served as President and Chief Executive Officer, and a director of Domtar Corporation, a leading manufacturer and marketer of paper and pulp, since joining the company in 2009. From 2000 to 2008, Mr. Williams served in senior executive positions with SCA Packaging Ltd. and SCA Packaging Europe, among Europe’s largest producers of containerboard paper used for the manufacturing of corrugated box products. During this period, he served as President of SCA Packaging Europe, from 2005 to 2008, and as regional managing director for the company’s U.K. and Ireland operations from 2000 to 2005. Prior to joining SCA Packaging, Mr. Williams held a number of increasingly senior positions in sales, marketing, management and operations with Rexam PLC; Packaging Resources, Inc.; Huhtamaki; Alberto Culver (U.K.) Ltd.; and MARS Group.

Director Qualifications: Mr. Williams brings to the Board, among other skills and qualifications, significant leadership experience as President and Chief Executive Officer of Domtar Corporation, a large manufacturer, and as a senior manager in Europe. He has extensive experience in international business, manufacturing, financial operations, sales and marketing. Mr. Williams’ experience and knowledge of finance and global risk led to his designation as an “audit committee financial expert.”

Class III—For a Term Expiring at the Annual Meeting of Stockholders in 2015

NORMAN P. BLAKE, JR, 72 Director since 2006; Director of our predecessor since 1992

Mr. Blake retired in 2002 as Chairman, President, and Chief Executive Officer of Comdisco, Inc. Previously he held the same position with Promus Hotel Corporation, USF&G Corporation, Heller International Corporation as well as Chief Executive Officer and General Secretary of the United States Olympic Committee. Also, he had previously been Executive Vice President—Financing Operations of the General Electric Credit Corporation, General Electric Company. He currently is a member of the Board of Trustees of the U.S. Army War College Foundation. He is the recipient of the degree of Economics honoris causa from Purdue University as well as Masters and Bachelor degrees. He has also been awarded the Ellis Island Medal of Honor.

Director Qualifications: Mr. Blake brings to the Board, among other skills and qualifications, extensive executive leadership experience with leading companies. This experience enables him to contribute insights regarding business strategy and finance. Mr. Blake’s experience and knowledge of finance led to his designation as an “audit committee financial expert.”

JAMES J. MCMONAGLE, 69 Director Since 2007

Mr. McMonagle has been Of Counsel at Vorys, Sater, Seymour & Pease LLP, a law firm in Cleveland, Ohio, since 2002. Mr. McMonagle is Director and Chairman of the Board of Selected Family of Funds and formerly served as Senior Vice President, General Counsel and Secretary of University Hospital Health System, Inc. and University Hospitals of Cleveland. He also was a Common Pleas Court Judge of Cuyahoga County, Ohio, and an attorney in private practice.

Director Qualifications: Mr. McMonagle’s distinguished career as an attorney, general counsel, board chairman and judge enables him to provide the Board valuable insights regarding regulatory risk, governance, government processes and law.

W. HOWARD MORRIS, 53 Director Since 2007	Mr. Morris has been President and Chief Investment Officer of The Prairie & Tireman Group, an investment partnership, since 1998. Mr. Morris was formerly Vice President and Senior Portfolio Manager at Comerica Asset Management from 2006 to 2007, Chief Executive Officer and Emergency Financial Manager, Inkster, Michigan Public Schools, from 2002 to 2005, and Chief Financial Officer, Detroit, Michigan Public School District, from 1999 to 2000. He is a Certified Public Accountant, Chartered Financial Analyst and Personal Financial Specialist.

Director Qualifications: Mr. Morris brings to the Board, among other skills and qualifications, experience in auditing, finance and investments. Mr. Morris’ experience as a chartered public accountant and chartered financial analyst and knowledge of finance led to his designation as an “audit committee financial expert.”

SUZANNE P. NIMOCKS, 55 Director Since 2012

Ms. Nimocks was formerly a Director with McKinsey & Company, a global management consulting firm, from June 1999 to March 2010, and was with the firm in various capacities since 1989, including as leader of the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, as well as the Global Organization Practice. Ms. Nimocks served on several of the firm’s worldwide personnel committees for many years and formerly served as the Houston Office Manager. Ms. Nimocks is a Director at Valerus, a privately-held natural gas compression company based in Houston. Ms. Nimocks serves as a Senior Advisor to Rothschild in their North American oil and gas practice.

Ms. Nimocks chairs the Board of the Houston Zoo and is a Trustee for the Texas Children’s Hospital. Ms. Nimocks is a former board member of the Greater Houston Partnership, United Way of the Texas Gulf Coast and the American Heart Association, and a former Trustee of the St. John’s School in Houston.

Public Company Directorships in the Last Five Years:

•       Encana Corporation

•       Rowan Companies Inc.

•       ArcelorMittal

Director Qualifications: Ms. Nimocks brings to the Board, among other skills and qualifications, over 20 years of experience in a global management consulting firm, focusing on strategic planning and risk management. Ms. Nimocks also has extensive experience serving as a director of other global public companies.

Class I—For a Term Expiring at the Annual Meeting of Stockholders in 2016

RALPH F. HAKE, 65 Director Since 2006

Mr. Hake retired as Chairman and Chief Executive Officer of the Maytag Corporation, a manufacturer of home and commercial appliances, in 2006. Prior to joining Maytag, Mr. Hake was Executive Vice President and CFO of Fluor Corporation, a $10 billion engineering and construction company. Mr. Hake also served in executive positions at Whirlpool Corporation. Prior to joining Whirlpool, Mr. Hake served in various corporate strategic and financial positions at the Mead Corporation of Dayton, Ohio. Mr. Hake also served on the Board of Directors of the National Association of Manufacturers and was Chairman of the group’s taxation and economic policy group.

Public Company Directorships in the Last Five Years:

•       ITT Corporation

•       Smurfit-Stone Container Corporation

•       Rock-Tenn Company

•       Exelis, Inc.

Director Qualifications: Mr. Hake brings to the Board, among other skills and qualifications, over 20 years of leadership experience with manufacturing companies. He has served in senior financial and management roles as well as in leadership positions on the boards of other diversified public companies. His experience at public companies has provided Mr. Hake with extensive knowledge in governance, finance, manufacturing and operations and enables him to make significant contributions to the Board.

J. BRIAN FERGUSON, 59 Director Since 2011

Mr. Ferguson retired from his position as Executive Chairman of Eastman Chemical Company, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers, at the end of 2010, having retired as chief executive officer of Eastman in May 2009. He became Chairman and Chief Executive Officer of Eastman in January 2002. He joined Eastman in 1977 and led several of its businesses in the U.S. and Asia. Mr. Ferguson is also the retired chairman of the American Chemistry Council. Mr. Ferguson serves on the board of advisors of Myriant Technologies and The University of Tennessee.

Public Company Directorships in the Last Five Years:

•       NextEra Energy, Inc.

•       Phillips 66

Director Qualifications: Mr. Ferguson brings to the Board, among other skills and qualifications, over 30 years of leadership experience at Eastman Chemical Company, culminating in his service as chief executive officer and as executive chairman. Additionally, he has served on the boards of several publically traded companies. He has experience in international business, industrial operations, strategic planning and capital raising strategies, as well as in executive compensation and corporate governance.

F. PHILIP HANDY, 69 Director Since 2006

Mr. Handy has been CEO of Strategic Industries, a worldwide diversified service and manufacturing company, since 2001. He has held leadership positions with Equity Group Corporate Investments, Chart House, Donaldson, Lufkin and Jenrette and Fidelity Management and Research. In March 2008, he was re-appointed by President George W. Bush and confirmed by the Senate to serve a second term on the National Board of Education Sciences for a three-year term.

Public Company Directorships in the Last Five Years:

•       Anixter International, Inc.

•       Rewards Network, Inc.

Director Qualifications: Mr. Handy brings to the Board, among other skills and qualifications, over 40 years experience in business, finance and investing. He has significant experience leading a global manufacturing company as the chief executive of Strategic Industries as well as serving as chief executive officer of two public companies, Chart House and Rewards Network, Inc. Mr. Handy also has experience as a director of other public companies. His experience enables him to provide insights concerning business strategy, finance and investments.

MICHAEL H. THAMAN, 50 Director Since 2006; Director of our predecessor since 2002

Mr. Thaman has served as Owens Corning’s President and Chief Executive Officer since 2007 and as Chairman since 2002. Mr. Thaman joined Owens Corning in 1992 and held a variety of leadership positions at Owens Corning, including serving as Chief Financial Officer beginning in 2000, President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining Owens Corning, Mr. Thaman was Vice President in the New York office of Mercer Management Consulting, a strategy consulting firm.

Public Company Directorships in the Last Five Years:

•       NextEra Energy, Inc.

Director Qualifications: Mr. Thaman has significant leadership experience with Owens Corning. The Board believes that Mr. Thaman’s strong leadership skills, financial acumen, extensive business experience and knowledge of the Company, its products and its customers is of tremendous value to the Board. This experience and knowledge qualifies Mr. Thaman to provide insight to the Board on Owens Corning’s operations, business strategy and talent, as well as financial matters. In addition to his other skills and qualifications, Mr. Thaman’s role as both Chairman and Chief Executive Officer of Owens Corning serves as a vital link between management and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management’s perspective on business and strategy.

Director Retiring at the Annual Meeting of Stockholders

JOSEPH F. NEELY, 73 Director Since 2006

Mr. Neely served as Chief Executive Officer of Gold Toe Brands, Inc., a leading manufacturer of hosiery sold under the Gold Toe brand names, in Whisett, North Carolina from 2002 to 2006. Mr. Neely earlier served as Senior Vice President of Sara Lee Corporation responsible for their knit products, hosiery, and intimate apparel groups. He also founded Raylen Vineyards and Winery, and served on the North Carolina Grape Council.

Director Qualifications: Mr. Neely brings to the Board, among other skills and qualifications, significant leadership experience with large public companies. This experience enables him to provide insight concerning finance, manufacturing and operations. Mr. Neely’s experience and knowledge of finance led to his designation as an “audit committee financial expert.”

Governance Information

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which, in conjunction with our Certificate of Incorporation, Bylaws and Board committee charters, form the framework for our corporate governance. The Corporate Governance Guidelines are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

Board Leadership Structure

Pursuant to the Corporate Governance Guidelines, the Board has the authority to select its Chairperson based on its collective best judgment as to the candidate best suited to meet the Company’s needs at a given time. Currently, Michael H. Thaman serves as Owens Corning’s Chairman of the Board, President and Chief Executive Officer (“Chairman and CEO”) and Ralph F. Hake, a non-management director with extensive public company experience serves as lead independent director (“Lead Independent Director”) of the Board. The Board of Directors believes that this leadership structure is appropriate for Owens Corning in light of the Company’s governance structure, current needs and business environment as well as the unique talents, experiences and attributes of the individuals in those roles.

Mr. Thaman was Chairman of the Board for the Company from April 2002 to December 2007, prior to his election as the Company’s Chief Executive Officer. Upon his election as Chief Executive Officer in December 2007, the Chairman and CEO positions were combined in order to ensure a single, strong senior management voice, with clear and consistent leadership on critical strategic objectives. The Board’s prior experience working with Mr. Thaman in the Chairman position strongly supported its conclusion that the Company and its stockholders would be best served with Mr. Thaman leading Owens Corning as its Chairman and CEO.

The Board of Directors further determined that it was appropriate to have a structure that provided strong leadership among the independent directors of the Board. Our Lead Independent Director, Mr. Hake, has continuously served as director of the Company since 2006. He has also had significant experience serving as a non-management director of public companies other than Owens Corning.

The Board of Directors has complete access to the Company’s management and believes that its on-going ability to review the leadership structure of the Board and to make changes as it deems necessary and appropriate gives it the flexibility to meet varying business, personnel and organizational needs over time. The success of any given structure will always be dependent upon the individuals who hold key roles and how they work together to drive value for the Company and its stockholders.

Lead Independent Director

The independent directors on our Board of Directors have elected a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other non-management directors and to perform such other duties and responsibilities as the Board of Directors may determine. Ralph F. Hake was elected to serve as Lead Independent Director effective April 2011 and re-elected for another two-year term effective as of April 2013.

The responsibilities of the Lead Independent Director, as provided in the Charter of Lead Independent Director for Owens Corning, include:

•	presiding at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	serving as a designated member of the Executive Committee;

•	presiding over all executive meetings of non-management directors and independent directors and reporting to the Board, as appropriate, concerning such meetings;

•	reviewing Board meeting agendas in collaboration with the Chairman and recommending matters for the Board to consider and information to be provided to the Board;

•

serving as a liaison and supplemental channel of communication between the non-management/independent directors and the Chairman without inhibiting direct communication between the Chairman and other directors;

•	serving as the principal liaison for consultation and communication between the non-management/independent directors and stockholders; and

•	advising the Chairman concerning the retention of advisors and consultants who report directly to the Board.

The Charter of Lead Independent Director for Owens Corning is available on our website at http://www.owenscorning.com.

The Board of Directors believes that having a strong Lead Independent Director with significant leadership responsibilities, as described above, coupled with a strong and effective Chairman and CEO is currently the appropriate board leadership structure for Owens Corning.

Risk Oversight

The Audit Committee of the Board of Directors has primary responsibility for assisting the Board’s oversight of risk. Pursuant to its charter, the Audit Committee’s responsibilities include discussing guidelines and policies governing the process by which senior management and the relevant departments of the Company access and manage the Company’s exposure to risk. The Compensation and Finance Committees of the Board of Directors also review and evaluate risks associated with their respective areas. Each of the Board Committees provides reports concerning its respective risk management activities to the Board of Directors and the Board considers and discusses such reports.

Owens Corning also has a management Risk Committee which is responsible for overseeing and monitoring the Company’s risk assessment and mitigation related actions. The Risk Committee’s membership has broad based functional representation, including members from the corporate audit, finance, legal, security, treasury and business functions. The Risk Committee provides periodic updates concerning risk to the Audit Committee of the Board of Directors.

Communications with Directors

Stockholders and other interested parties may communicate with the Lead Independent Director or any other non-management director by sending an email to non-managementdirectors@owenscorning.com. All such communications are promptly reviewed by the Vice President, Internal Audit and the Senior Vice President and General Counsel for evaluation and appropriate follow-up. The Board of Directors has determined that communications determined to be advertisements, or other types of “Spam” or “Junk” messages, unrelated to the duties or responsibilities of the Board, should be discarded without further action. A summary of all other communications is reported semi-annually to the non-management directors. Communications alleging fraud or serious misconduct by directors or executive officers are immediately reported to the Lead Independent Director. Complaints regarding business conduct policies, corporate governance matters, accounting controls or auditing are managed and reported in accordance with Owens Corning’s existing Audit Committee complaint policy or business conduct complaint procedure, as appropriate.

Director Qualification Standards

Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted Director Qualification Standards with respect to the determination of director independence that incorporate the independence requirements of the New York Stock Exchange corporate governance listing standards. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The full text of our Director Qualification Standards is available on our website at http://www.owenscorning.com. Using these standards, the Board determines whether a director has a material relationship with the Company other than as a director.

Director Independence

With the assistance of legal counsel to the Company, the Governance and Nominating Committee reviewed the applicable legal standards for director and Board Committee independence, our Director Qualification Standards, and the criteria applied to determine “audit committee financial expert” status. The Committee also reviewed reports of the answers to annual questionnaires completed by each of the independent directors and of transactions with director affiliated entities. On the basis of this review, the Governance and Nominating Committee delivered reports and recommendations to the Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s reports and recommendations.

The Board of Directors has determined that current directors Norman P. Blake, Jr., J. Brian Ferguson, Ralph F. Hake, F. Philip Handy, Ann Iverson, Edward F. Lonergan, James J. McMonagle, W. Howard Morris, Joseph F. Neely, Suzanne P. Nimocks and John D. Williams are independent under the standards set forth in our Director Qualification Standards and applicable New York Stock Exchange listing standards. The Board of Directors also has determined that all of the directors serving on the Audit, Compensation, and Governance and Nominating Committees are independent and satisfy relevant requirements of the SEC, the New York Stock Exchange, Owens Corning and the respective charters for the members of such committees.

Executive Sessions of Directors

Our Corporate Governance Guidelines specify that executive sessions or meetings of non-management directors without management present must be held regularly (at least three times a year) and at least one meeting must include only independent directors. Currently, all of our non-management directors are independent. In 2013, the independent directors met in executive session six times.

Owens Corning Policies on Business Ethics and Conduct

Code of Business Conduct Policy

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Owens Corning’s Code of Business Conduct Policy to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Ethics Policy for Chief Executive and Senior Financial Officers

The Company also has adopted an Ethics Policy for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and Controller (“Senior Financial Officers”), that provides, among other things, that Senior Financial Officers must comply with all laws, rules and regulations that govern the conduct of the Company’s business and that no Senior Financial Officer may participate in a transaction or otherwise act in a manner that creates or appears to create a conflict of interest unless the facts and circumstances are disclosed to and approved by the Governance and Nominating Committee.

Employees are required to report any conduct that they believe to be an actual or apparent violation of Owens Corning’s Policies on Business Ethics and Conduct.

The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have adopted and comply with such procedures.

Directors’ Code of Conduct

The members of our Board of Directors are required to comply with a Directors’ Code of Conduct (the “Code”). The Code is intended to focus the Board and the individual directors on areas of ethical risk, help directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Owens Corning Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations, sustainability and oversight of ethics and compliance by employees of the Company.

The full texts of our Code of Business Conduct Policy, Ethics Policy for Chief Executive and Senior Financial Officers and Directors’ Code of Conduct are published on our website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company. To the extent required by applicable SEC rules or New York Stock Exchange listing standards, we intend to post any amendments to or waivers from the Ethics Policy for Chief Executive and Senior Financial Officers to our website.

Director Retirement Age

Pursuant to the Corporate Governance Guidelines, the retirement age for directors is 73. A director who has attained age 73 may continue to serve as a director until the next succeeding Annual Meeting of Stockholders.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its Committees. Board members are expected to attend our Annual Meetings of Stockholders, unless an emergency prevents them from doing so. Each of our directors, who was a director at the time, was present at the 2013 Annual Meeting of Stockholders.

During 2013, the Board of Directors met six times. Each of our directors attended at least 75 percent of the meetings of the Board and Board Committees on which he or she served in 2013.

The table below provides committee membership as of March 13, 2014 and 2013 meeting information.

Name	Audit	Compensation	Governance and Nominating	Executive	Finance
Mr. Blake*	C		X	X
Mr. Ferguson*		X		X	C
Mr. Hake*			C	X
Mr. Handy*		X	X
Ms. Iverson*	X				X
Mr. Lonergan*		X			X
Mr. McMonagle*		C		X	X
Mr. Morris*	X		X
Mr. Neely*	X				X
Ms. Nimocks*		X	X
Mr. Williams*	X				X
Mr. Thaman				C
2013 Meetings	8	5	5	—	5

C = Committee Chairman                     X = Committee Member                     * = Independent

Each of the standing Committees of our Board of Directors acts pursuant to a charter that has been approved by our Board. These charters are updated periodically and can be found on the Company’s website at http://www.owenscorning.com and will be made available in print upon request by any stockholder to the Secretary of the Company.

The Audit Committee

Responsibilities. The Audit Committee is responsible for preparing the Audit Committee report required by the rules of the SEC and assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the Company’s independent registered public accounting firm’s qualifications and independence, and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.

The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the Annual Report on Form 10-K with management. The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

By Audit Committee:

Norman P. Blake, Jr., Chairman

Ann Iverson

W. Howard Morris

Joseph F. Neely

John D. Williams

Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2013.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Principal Accounting Fees and Services. The aggregate fees billed and services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012
Audit Fees (1)	$4,282	$4,653
Audit-Related Fees (2)	443	15
Tax Fees	183	450
All Other Fees	107	258

Total Fees	$5,015	$5,376

(1)	Amounts shown reflect fees for the years ended December 31, 2013 and 2012, respectively.
(2)	The fees relate primarily to due diligence work and review of the Company’s required franchise disclosure documents in 2013 and 2012.

It is the Company’s practice that all services provided by its independent registered public accounting firm be pre-approved either by the Audit Committee or by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee. No part of the independent registered public accounting firm services related to the Audit-Related Fees, Tax Fees, or All Other Fees listed in the table above was approved by the Audit Committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Compensation Committee

Responsibilities. The Compensation Committee is responsible for oversight of the Company’s compensation of executives, including authority to determine the compensation of the executive officers, and for producing an annual report on executive compensation in accordance with applicable rules and regulations. The Compensation Committee may delegate power and authority to subcommittees of the Compensation Committee as it deems appropriate. However, the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard required to be exercised by the Compensation Committee as a whole. The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms. The consultant’s fees will be paid by the Company.

In overseeing the Company’s policies concerning executive compensation for officers, the Compensation Committee:

•	reviews at least annually the goals and objectives of the Company’s plans, and amends or recommends that the Board amend, these goal and objectives if the Compensation Committee deems it appropriate;

•

reviews at least annually the Company’s executive officer compensation plans in light of the Company’s goals and objectives, and, if the Compensation Committee deems it appropriate, adopts or recommends to the Board the adoption of new, or the amendment of existing, executive compensation plans;

•

evaluates annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and, either alone as a committee or together with the other independent directors, sets the Chief Executive Officer’s compensation level based on this evaluation;

•

approves the pay structure, salaries and incentive payments of all other executive officers of the Company, as well as the performance requirements for the Company’s annual and long-term incentive plans; and

•	reviews and approves any severance or termination arrangements to be made with any executive officer of the Company.

The Compensation Committee also reviews the Company’s executive compensation programs on a continuing basis to determine that they are properly integrated and that payments and benefits are reasonably related to executive and Company performance and operate in a manner consistent with that contemplated when the programs were established.

Compensation Consultant. The Executive Compensation group in the Company’s Corporate Human Resources Department supports the Compensation Committee in its work. In addition, the Compensation Committee has authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

The Compensation Committee has engaged the services of Pearl Meyer & Partners (“Consultant” or “Pearl Meyer”) as independent outside compensation consultants to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive, as well as director, compensation. Specifically, Pearl Meyer provided relevant market data and trend information, advice, alternatives and recommendations to the Compensation Committee.

The Governance and Nominating Committee

Responsibilities. The Governance and Nominating Committee is responsible for:

•	identifying and recommending to the Board individuals qualified to serve as directors and as committee members;

•	advising the Board with respect to Board composition, procedures and committees;

•	advising the Board with respect to the corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board and management.

Director Nomination Process. The Governance and Nominating Committee evaluates potential candidates for Board membership on an ongoing basis. The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members, outside search firms and stockholders. Where outside search firms are utilized, they assist the

Committee in both identifying and evaluating potential nominees. Based on an external search performed by an outside firm under the direction of our Governance and Nominating Committee, Mr. Lonergan was identified as a director candidate and appointed to the Board effective October 17, 2013. The Board has nominated Mr. Lonergan for re-election.

Director Qualifications. Pursuant to the Company’s Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities.

Consideration of Diversity. Pursuant to its charter, the Governance and Nominating Committee is responsible for identifying and recommending director nominees consistent with the director qualification criteria described above, including diversity, so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. In identifying director nominees, the Committee considers diversity as provided in its charter, and it does not have an additional policy with respect to the consideration of diversity. The Committee considers diversity expansively against the charter standard of enhancing the Board’s ability to manage and direct the affairs and business of the Company. The Committee believes that its consideration of diversity effectively implements the charter requirements.

Consideration of Director Candidates Recommended by Stockholders. Under its charter, the Governance and Nominating Committee is responsible for reviewing stockholder nominations for director. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources. Such recommendations should be submitted to the non-management directors and should include information about the background and qualifications of the candidate.

The Executive Committee

The Executive Committee has the authority to act for the Board between meetings of the Board of Directors subject to applicable law and New York Stock Exchange listing standards.

The Finance Committee

The Finance Committee is responsible for exercising oversight responsibility with respect to the Company’s material and strategic financial matters, including those related to investment policies and strategies, merger and acquisition transactions, financings, capital structure, and for advising Company management and the Board with respect to such matters.

Review of Transactions with Related Persons

There are no transactions with related persons, as defined in Item 404 of Regulation S-K, to report in this Notice of Annual Meeting and Proxy Statement.

The Company has various written policies in place pertaining to related party transactions and actual or potential conflicts of interest by directors, officers, employees, and members of their immediate families.

The Company has a Directors’ Code of Conduct that provides, among other things, that a director who has an actual or potential conflict of interest:

•	must disclose the existence and nature of such actual or potential conflict to the Chairman of the Board and the Chairman of the Governance and Nominating Committee; and

•	may proceed with the transaction only after receiving approval from the Governance and Nominating Committee.

Executive Officers of Owens Corning

The name, age and business experience during the past five years of Owens Corning’s executive officers as of March 13, 2014 are set forth below. Each executive officer holds office until his/her successor is elected and qualified or until his/her earlier resignation, retirement or removal. All those listed have been employees of Owens Corning during the past five years except as indicated.

Name and Age	Position*
John W. Christy (55)	Senior Vice President, General Counsel and Secretary since December 2011; formerly Vice President, Interim General Counsel and Secretary (2011), Vice President and Deputy General Counsel (2010), and Vice President and Assistant General Counsel, Transactions and Business (2004).

Charles E. Dana (58)	Group President, Building Materials since December 2010; formerly Group President, Vice President and President, Composite Solutions Business (2003).

Arnaud Genis (49)	Group President, Composite Solutions since December 2010; formerly Vice President and Managing Director, European Composite Solutions Business (2007).

Michael C. McMurray (49)	Senior Vice President and Chief Financial Officer since August 2012; formerly Vice President Finance, Building Materials Group (2011), Vice President Investor Relations and Treasurer (2010), Vice President Finance and Treasurer (2008).

Kelly J. Schmidt (48)	Vice President, Controller since April 2011; formerly Vice President, Internal Audit (2010); Assistant Controller, Shared Business Services United Technologies Corporation (“UTC”) (2009).

Daniel T. Smith (49)	Senior Vice President, Information Technology and Human Resources since September 2009; formerly Executive Vice President/Chief Administrative Officer, Borders Group, Inc. (2009).

Michael H. Thaman (50)	President and Chief Executive Officer since December 2007 and Chairman of the Board since April 2002; formerly Chief Financial Officer until September 2007. Director since 2006; formerly Director of our predecessor since January 2002.

*	Information in parentheses indicates year during the past five years in which service in position began.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information, as of February 26, 2014 unless otherwise indicated, about the beneficial ownership of Owens Corning’s common stock for each stockholder known by us to own beneficially 5% or more of our common stock; each of our directors; each of the named executive officers; and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 118,161,460 outstanding shares of Owens Corning common stock as of February 26, 2014. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Beneficial Ownership
5% Stockholders, Directors and Executive Officers	Number of Shares		Percent of Total
Beneficial Owners of 5% or More of Our Common Stock
Wellington Management Company, LLP	15,701,701	(1)	13.3%
Owens Corning/Fibreboard Asbestos Personal Injury Trust	7,100,000	(2)	6.0%
Wayzata Investment Partners LLC	6,707,525	(3)	5.7%
Directors and Executive Officers
Norman P. Blake, Jr.	45,824	(4)	*
J. Brian Ferguson	27,734	(4)	*
Ralph F. Hake	43,424	(4)	*
F. Philip Handy	59,642	(4)(5)	*
Ann Iverson	38,562	(4)	*
Edward F. Lonergan	3,350	(4)	*
James J. McMonagle	63,042	(4)	*
W. Howard Morris	34,315	(4)(6)	*
Joseph F. Neely	38,362	(4)	*
Suzanne P. Nimocks	4,430	(4)	*
John D. Williams	8,153	(4)	*
Michael H. Thaman	1,430,658	(4)(7)(8)	1.2%
Charles E. Dana	381,291	(4)(7)(8)	*
Arnaud Genis	156,762	(7)(8)	*
Michael C. McMurray	73,373	(7)(8)	*
Daniel T. Smith	110,400	(4)(7)(8)	*
Executive officers and directors as a group (18 persons)	2,591,904	(4)(5)(6)(7)(8)	2.2%

*	Represents less than 1%
(1)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2014, Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210, has shared voting power over 12,424,055 and shared investment power over all 15,701,701 shares, as of December 31, 2013.
(2)	Based solely upon a Schedule 13D/A filed with the SEC on May 29, 2013 jointly on behalf of the Owens Corning/Fibreboard Asbestos Personal Injury Trust (the “Trust”), the Trust Advisory Committee (the “TAC”) and Michael J. Crames, each of which has shared voting power over the shares, as of May 22, 2013. The Trust has sole investment power over the shares. In such filing, the Trust lists its address as 1100 North Market Street, Wilmington, Delaware 19890-1625, the TAC lists its address as c/o Caplin & Drysdale, Chartered, One Thomas Circle, N.W., Suite 1100, Washington, DC 20005-5802, and Mr. Crames lists his address as c/o Peter J. Solomon Company, 520 Madison Avenue, New York, New York 10022.
(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2014, Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, MN 5539, has shared voting power and shared investment power with respect to these shares, as of December 31, 2013.

(4)	Includes deferred stock over which there is currently no investment or voting power, as follows: Mr. Blake, 43,675; Mr. Ferguson, 17,734; Mr. Hake, 30,275; Mr. Handy, 46,642; Ms. Iverson, 32,413; Mr. Lonergan 1,350, Mr. McMonagle, 36,505; Mr. Morris, 22,302; Mr. Neely, 16,475; Ms. Nimocks, 4,430; Mr. Williams, 8,153; Mr. Thaman, 300,326; Mr. Dana, 21,799; Mr. Smith, 19,814; and all executive officers and directors as a group (18 persons), 601,893.
(5)	Includes 13,000 shares held in a marginable account.
(6)	Includes 1,000 shares held by a family member as to which beneficial ownership is disclaimed by Mr. Morris, except to the extent of his pecuniary interest.
(7)	Includes restricted shares over which there is voting power, but no investment power, as follows: Mr. Thaman, 152,975; Mr. Dana, 41,125; Mr. Genis, 16,450; Mr. McMurray, 31,530; Mr. Smith, 24,800; and all executive officers and directors as a group (18 persons), 293,980.
(8)	Includes shares which are not owned but are unissued shares subject to exercise of options, or which will be subject to exercise of options within 60 days after February 14, 2014, as follows: Mr. Thaman, 656,000; Mr. Dana, 207,400; Mr. Genis 52,775; Mr. McMurray, 25,150; Mr. Smith 57,925; and all executive officers and directors as a group (18 persons), 1,024,875.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require Owens Corning’s directors and executive officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Owens Corning undertakes to file such forms on behalf of our current reporting directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Reporting directors, executive officers and ten percent stockholders are also required by SEC rules to furnish Owens Corning with copies of all Section 16(a) reports they file.

Based solely on our review of copies of such reports received and/or written representations from such directors and executive officers and ten percent stockholders, Owens Corning believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 2013.

Executive Compensation

EXECUTIVE SUMMARY

Compensation Philosophy and Structure

As discussed in the following Compensation Discussion and Analysis, Owens Corning’s executive compensation philosophy is performance-based, aligned with stockholder interests and intended to allow us to compete for and retain highly qualified executive talent. In general, Owens Corning seeks to provide its executives with targeted compensation opportunities at the median of our competitive marketplace for talent. Actual compensation received will vary from targeted levels based upon Company, individual and stock price performance, with a significant portion of executive compensation at risk. Further, the Company utilizes performance criteria that are correlated with stockholder value creation, as well as the following stockholder-friendly practices:

• Stock ownership guidelines (three to six times base salary)	• “Clawback” policy

• No option re-pricing	• Zero perquisites

• Double-trigger change in control severance	• Anti-hedging policy

The table below summarizes our compensation elements, as well as each element’s link to our compensation philosophy.

Compensation Element	Philosophy	Provides Retention	Rewards Annual Performance	Rewards Long Term Performance	Aligns with Stockholder Interests

Base Salary	We intend to provide base salary competitive with market practices. Base salary is used to compete in the market for talent and forms the foundation for other reward vehicles.	X			X

Corporate Incentive Plan (CIP)	CIP rewards annual performance against business objectives established by the Compensation Committee. The amount of the award varies from 0 to 200% of an individual executive’s target incentive award. To achieve payout in excess of target, the Company’s performance must exceed expectations and individual performance must be outstanding.	X	X		X

Long Term Incentives	Long term incentive opportunities are provided through grants of restricted shares, stock options and performance share units. Restricted shares and stock options are subject to four year time-based vesting. Performance share units are earned based upon the Company’s total shareholder return versus companies in the S&P 500 over a three year period.	X		X	X

Benefits	Owens Corning offers all of its U.S. salaried employees benefit programs that provide protection for health, welfare and retirement. These programs include healthcare, life, disability and dental insurance, as well as a 401(k) program. A deferred compensation program is also provided to executives for tax advantaged savings. The programs for Owens Corning’s named executive officers are the same as those provided to all salaried employees in the countries in which each executive resides.	X

As noted above, a significant portion of our named executive officers’ compensation is at risk, based upon annual financial and long-term stock price performance. The following chart illustrates the mix of compensation at target for each named executive officer:

2013 Company Performance

Owens Corning’s operational and financial performance in 2013 was strong and represented a significant improvement over 2012. Key accomplishments included:

•	Recognized by the National Safety Council with the Green Cross Award

•	Grew adjusted EBIT by more than $100 million over 2012 levels to $416 million

•	Improved margins in each of our key businesses

•	Returned our Insulation business to its first profitable year since 2008

•	Strengthened our capability and cost position in China with strategic alliances and partnerships

•	Acquired Thermafiber mineral wool insulation company to expand our product offerings, particularly in commercial construction

•	Maintained and improved a strong balance sheet and investment grade credit rating

Consistent with the Company’s pay-for-performance philosophy and the fact that financial results were above expectations, overall compensation levels for named executive officers rose from 2012 levels. Awards under the Company’s annual Corporate Incentive Plan were 31% above target.

Compensation opportunities for executives are balanced between short-term (annual CIP awards) and longer-term (restricted shares, stock options and performance shares units). While awards under the CIP were above target (as noted above), payouts associated with the Company’s performance share units were below target, reflecting the Company’s stock performance below targeted levels over the past three years.

2013 Compensation Actions and Outcomes

Base salary increases in 2013 were modest and intended to align salaries with the targeted competitive market position. The table below summarizes the 2013 base salary levels versus market median data provided by the Committee’s independent compensation consultant. We generally expect base salaries to fall within a competitive range of plus or minus 20% of market median, based upon each executive’s performance, experience, specialized skills and contribution.

Name	2013 Salary Rate	Market Median Base Salary	Variance
Thaman	$1,075,000	$1,090,000	-1%
McMurray	$475,000	$547,000	-13%
Dana	$600,000	$548,000	9%
Genis	$545,000	$548,000	-1%
Smith	$465,000	$418,000	11%

ANNUAL INCENTIVE PLAN AWARDS

Awards earned under the annual Corporate Incentive Plan for 2013 were based 75% upon the Company’s adjusted EBIT performance, as well as 25% upon individual performance. Adjusted EBIT is a non-GAAP measure that excludes certain items that management does not allocate to our segment results because it believes they are not a result of the Company’s current operations. Adjusted EBIT is used internally by the Company for various purposes, including reporting results of operations to the Board of Directors of the Company, analysis of performance and related employee compensation measures. More detailed information on adjusted EBIT as well as a reconciliation to the comparable GAAP measures may be found in the Management’s Discussion and Analysis section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Company adjusted EBIT performance of $416 MM fell between the target ($385 MM) and maximum ($485 MM) performance levels established at the beginning of the year and therefore the Corporate performance component funded at 131% of target. The individual component for each named executive officer represents 25% of each officer’s total opportunity under the annual incentive plan.

The table below summarizes the target and actual award levels under the annual incentive plan for 2013:

Name	Target Annual Award	Actual Award
Thaman	$1,285,000	$1,664,075
McMurray	$356,250	$483,609
Dana	$447,500	$607,481
Genis	$406,250	$490,547
Smith	$320,833	$435,531

Long Term Incentive Awards

Performance share units (PSUs) granted for the Company’s 2011-2013 performance cycle vested at the end of 2013. These PSUs granted in 2011 were vested at 20% of target based upon the Company’s performance versus the S&P 500. The Company’s total shareholder return over the three year performance period was 28.7%, while the median S&P 500 company returned 50.0% over the same time period. Owens Corning’s performance was at the 30th percentile.

Grants to named executive officers in early 2013 consisted of restricted shares, stock options and performance share units. These awards will vest in 2014, 2015, 2016 and 2017. The purpose of these awards is to strongly align the interests of our executives with those of our stockholders and reflect the Committee’s assessment of executive performance. Actual awards earned from performance share units will be dependent upon the Company’s total shareholder return (TSR) versus the S&P 500. TSR is measured over the three-year period starting January 1, 2013 and ending December 31, 2015, using a 20-day average share price around each measurement date. The following chart depicts the payout opportunity, which is based on Owens Corning’s percentile ranking in the S&P 500. Payout is capped at 100% if Owens Corning’s TSR is negative.

COMPENSATION DISCUSSION AND ANALYSIS

In this section (which we refer to as “CD&A”) we provide information, discussion and analysis concerning our compensation programs for our Chief Executive Officer, Chief Financial Officer and the other named executive officers for 2013 (collectively, the “Executive Officers”).

Objectives of Our Compensation Programs

Our Philosophy

As a global leader in high performance glass composites and building materials, we must employ highly talented individuals to build and grow our market-leading businesses and maximize financial results. Consequently, we have designed our compensation and benefit programs to attract and retain highly qualified employees and to engage our employees to deliver the performance and financial returns that will drive stockholder value.

The Compensation Committee of our Board of Directors (which we refer to in this CD&A as the “Committee”) is comprised entirely of independent directors and has responsibility for approving the compensation arrangements for our Executive Officers. The Committee acts pursuant to a charter that has been approved by our Board of Directors. The charter is updated periodically and can be found on the Company’s website at: http://www.owenscorning.com.

The Compensation Committee has engaged Pearl Meyer & Partners (the “Consultant” or “Pearl Meyer”) as an independent compensation consultant to the Committee. Specifically, the Consultant provided relevant market data and trend information, advice, alternatives and recommendations to the Committee with regard to the compensation of Executive Officers. The Consultant is retained and engaged by the Committee, and the Committee is responsible for directing and reviewing the Consultant’s work. During 2013, the Consultant has provided no additional consulting services for the Company outside of its role as the Committee’s independent compensation consultant.

The compensation programs provided to our Executive Officers are organized around four fundamental principles.

1.    Our Compensation is Performance-Based

The Committee believes that compensation decisions require judgment and should reflect Company and individual performance, in addition to market pay levels and trends. Total compensation opportunities for the Executive Officers, including base salary, annual incentives and equity awards, are generally targeted at the median of our competitive marketplace for executive talent. The Committee maintains the flexibility and discretion to establish individual Executive Officer’s actual compensation levels above or below market median practices as experience, performance and contribution warrant. The table below sets forth Owens Corning’s targeted and actual compensation opportunities for each of our Executive Officers for the 2013 reporting year:

	Base Salary	Annual Incentive		Long Term Incentive Grant		Total
		Target	Actual	Target Value	Actual Value	Target	Actual
Thaman	$1,070,833	$1,285,000	$1,664,075	$3,990,000	$4,788,000	$6,345,833	$7,522,908
McMurray	$475,000	$356,250	$483,609	$997,500	$1,000,000	$1,828,750	$1,958,609
Dana	$596,667	$447,500	$607,481	$1,218,000	$1,200,000	$2,262,167	$2,404,148
Genis	$541,667	$406,250	$490,547	$1,102,500	$1,100,000	$2,050,417	$2,132,214
Smith	$458,334	$320,834	$435,531	$680,000	$768,000	$1,459,168	$1,661,865

Actual base salary levels, target annual and long term incentive award opportunities are regularly reviewed and approved by the Committee. Compensation actions regarding 2013 award levels are discussed in detail in the Annual Incentives and Long Term Incentives sections of this Compensation Discussion and Analysis.

The Committee utilizes a peer group of 13 companies as one of the inputs in assessing the competitiveness of executive compensation and the appropriateness of compensation program design. These companies are either in the building materials industry, serve related markets, or use manufacturing processes similar to Owens Corning, and have size (measured in annual sales, market capitalization or number of employees) or complexity comparable to Owens Corning. This peer group is reviewed regularly by the Committee to ensure the relevance of the companies to which we compare ourselves.

The current peer group is comprised of the following companies:

Armstrong World Industries	PPG Industries
Ball Corporation	RPM International
Lennox International	Sherwin-Williams
Masco	Stanley Black & Decker
Mohawk Industries Louisiana Pacific Owens-Illinois	Valspar Corporation USG

While compensation data from the peer group serves as comparison data, the Committee supplements this information with data from compensation surveys covering general industry companies of similar size based on annual sales. This additional data, compiled by the Consultant, enhances the Committee’s knowledge of trends and market practices.

Both our annual Corporate Incentive Plan (“CIP”), which pays incentives based on Company performance over a one-year period, and our Long Term Incentive Program (“LTIP”), which delivers a mix of equity-based compensation, including performance shares which pay out based on Company performance over a three-year period, are designed to provide incentive pay to the Executive Officers at levels that correspond to whether the performance goals set by the Committee pursuant to those plans are attained. The Committee’s philosophy is to provide clearly defined financial incentives to motivate our leaders to deliver superior results which will drive stockholder value.

The maximum award opportunities for our Executive Officers under the annual CIP range from 1.4 to 2.4 times base salary. The Committee utilizes negative discretion (see “Tax Deductibility of Pay” below) to align incentive payments with Company and individual performance and generally targets awards at 50% of each Executive Officer’s maximum award opportunity. Target awards under the LTIP range from 1.6 to 3.8 times base salary. The participation level for each of our Executive Officers is based on the officer’s specific position, responsibilities, accountabilities and impact on the Company’s results, and the market analysis discussed above.

Accordingly, the compensation structure for our Executive Officers (base salary and target award opportunities under our CIP and LTIP) is generally determined by reference to similar positions at companies of similar size and complexity. Because our incentive plans are performance-based, actual Executive Officer compensation may translate into pay at, above, or below the targeted structure based upon the Company’s performance and by the Committee’s assessment of each Executive Officer’s individual performance.

2.    Our Compensation is Aligned with Stockholder Interests

We believe that total compensation should be driven by those business results that are best aligned with long term stockholder value. The Committee selects funding criteria for the CIP and LTIP that it believes will drive enterprise value and are correlated to stockholder return.

In addition, the Committee considered the favorable “Say on Pay” approval rate from the prior year’s voting results to be a positive indication of this alignment and did not make any changes specifically in response thereto. The Committee will continue to seek feedback from stockholders based on “Say on Pay” advisory vote outcomes.

3.    Our Compensation Programs Position Us to Compete for the Best Executive Talent

We believe that stockholders benefit when we can attract and retain talented executives. We accomplish this with compensation packages that are competitive, fair and appropriately reward outstanding performance. Our executive compensation programs are generally designed to deliver total compensation at the median of our peer group when the Company meets its target performance goals. However, our Executive Officers can receive incentive compensation above or below the median to the extent that the Company either exceeds or does not meet performance goals. To ensure that our programs remain market competitive, we benchmark our plans against the compensation programs of external comparators, including our peer group and other similarly sized manufacturing companies, with assistance from the Consultant.

4.    Our Compensation Programs Should Be Recognized as Challenging but Fair

We intend to create and maintain compensation programs that will be recognized as challenging, but fair, both internally and externally. We accomplish this by comparing the total compensation that is provided to our Executive Officers to:

•	The targeted compensation structure of similar executive officers at our peer companies to measure external competitiveness;

•	The actual compensation received by, and the corresponding results delivered by, similar executive officers at our peer companies to measure external fairness;

•	Our other senior leaders at Owens Corning to measure internal fairness; and

•

The total compensation that the Committee, in its exercise of judgment after reviewing results achieved and impact on stockholders, believes is appropriate to ensure overall fairness to the Executive Officers and stockholders.

The Elements of Our Compensation Program

The Committee emphasizes evaluating the Executive Officers’ total compensation. While each element is important, it is the total compensation of our Executive Officers that should correspond to their individual performance, the business results of the Company and value created for stockholders. The three main elements of our executive compensation program are base salary, the annual Corporate Incentive Plan (“CIP”) and the long-term incentive plan (“LTIP”). Executive Officers are also provided with benefits that comprise a relatively small portion of total compensation. The compensation policies and programs described herein, unless otherwise noted, are applied consistently with respect to all Executive Officers.

Base Salary

Base salary levels for Executive Officers for any given year are generally reviewed by the Committee at its meeting in February. Adjustments in base salary on a year-over-year basis are dependent on the Committee’s assessment of Company and individual performance, while taking into account all elements of Executive Officer total compensation. The proportional amount of total compensation that is provided in the form of base salary is substantially less, assuming performance levels are met, than the amount that is provided in the form of awards under our CIP and LTIP, each of which is described below.

The Committee determines the CEO’s base salary based on a review of external market data, experience and individual and Company performance. As noted, we target market median compensation. In addition, the Committee considers the overall economic environment and business dynamics. For the remaining Executive Officers, the CEO makes recommendations to the Committee for its approval. The CEO’s recommendations are based on several key factors for each Executive Officer, including:

•	The officer’s overall individual performance as evaluated by the CEO;

•	Market competitive salary levels;

•	The manner in which the officer interacts with and elevates the performance of the leadership team as a whole; and

•	The manner in which the officer demonstrates our Company’s values and sets the “tone at the top.”

In addition, when an Executive Officer is recruited from outside Owens Corning, the package necessary to attract the candidate also plays a role in determining base salary and total compensation. The Committee considers the recommendations made by the CEO and its Consultant along with each of the factors described above and uses its judgment to make the final determination and approval of Executive Officer salaries in a manner which is consistent with the compensation philosophy, needs and interests of the Company.

Annual Incentives

Annual incentives are delivered through the CIP. Funding under the 2013 CIP for all Executive Officer awards for the year was determined based on performance as measured against corporate and individual performance goals for the year. Incentive awards for the Executive Officers are allocated at 75% for corporate performance measures and 25% for individual performance measures. Award amounts for each element may be earned from 0 – 200% of targeted levels, based upon performance. The corporate component is earned based upon the achievement of pre-determined financial goals as described below.

The individual component is funded at maximum if the Company is profitable, with actual award amounts earned under the individual component being reduced from maximum and determined based upon a discretionary assessment of performance by the Committee. The Committee assesses the individual performance of the CEO, and reviews and approves the CEO’s assessment of individual performance of the other Executive Officers in determining CIP amounts. Awards are paid in the form of a lump-sum cash payment.

At the beginning of each year, the Committee selects the corporate performance objectives, or funding criteria, that are used to determine the funding of the corporate performance component for the annual Corporate Incentive Plan. For 2013, the Committee selected specific levels of adjusted earnings from operations before interest and taxes (adjusted EBIT).

Funding of the corporate component of the CIP can range, based on Company performance, from Threshold Funding (zero CIP funding), to Target Funding (the target CIP funding established by the Committee), to Maximum Funding (two times Target Funding). For Company performance falling between the performance levels associated with Threshold Funding and Target Funding or with Target Funding and Maximum Funding, CIP funding would fall proportionately between the corresponding funding levels. For example, for Company performance falling two-thirds of the way between the performance levels associated with Threshold Funding and Target Funding, the resulting CIP funding would fall two-thirds of the way between Threshold Funding and Target Funding.

Individual performance goals are established each year for the CEO by the Committee. For the remaining Executive Officers, the CEO and each officer establish and agree upon performance objectives which serve as the individual performance goals for that officer for the year. At the close of each year the Committee evaluates the performance of the CEO against the established performance goals, in addition to other factors described below, and determines the level of funding of the individual component of the award. Similarly, the CEO reviews performance of the other Executive Officers against their individual critical outcomes and based on this assessment and other factors described below, the CEO makes a recommendation to the Committee. The Committee then determines the actual payout under the individual component of the CIP based on the recommendations of the CEO.

When establishing Threshold, Target and Maximum CIP performance levels for the corporate component for 2013, the Committee used a variety of guiding principles, including:

•

Target performance levels generally correspond with the results and the business objectives called for in the Board-reviewed operations plan (a comprehensive strategic business plan for the Company) for the year. Whether the target performance level can be attained is a function of the degree of difficulty associated with the operations plan.

•

Threshold performance levels should be set at the minimum level of acceptable performance, which yields below market compensation, but also rewards employees incrementally for delivering value during adverse business conditions. CIP performance levels between Threshold and Target are intended to compensate employees below the targeted median, which the Committee believes is appropriate for a performance-based incentive plan.

•

The Maximum performance level is also determined based on the Committee’s view of the degree of difficulty of the operations plan—the more difficult the operations plan and, therefore, the Target performance level, is to achieve, the less incremental performance (above target performance) is required to reach the Maximum.

•

The Maximum performance level should be set so that it is rarely attained, with the mindset that maximum performance significantly benefits the Company’s stockholders and warrants CIP funding at or near maximum.

•	CIP awards between Target and Maximum should reflect a level of performance that distinguishes the Company and its leaders, and translates into increased stockholder value.

•	The Committee retains discretion to reduce awards or not pay CIP compensation even if the relevant performance targets are met.

In 2013, CIP funding for Corporate Performance was based upon adjusted EBIT. The funding targets were as follows:

Corporate Incentive Plan	Threshold Funding	Target Funding	Maximum Funding
Adjusted EBIT	$293MM	$385MM	$485MM

Adjusted EBIT in 2013 was $416 million and therefore the Corporate Performance portion of the CIP pool funded at 131% of target.

Each of the Executive Officer’s maximum award for the Individual Component (weighted at 25%) of the CIP is described below and is subject to downward discretion by the Committee based upon its assessment of individual performance of each executive officer. Factors considered in assessing individual performance include: the performance of business or functional areas for which the individual is accountable, achievement of pre-determined goals, impact on the organization and talent development. Individual performance is based on a discretionary holistic assessment of the Executive Officer’s overall performance. The Committee determines the CEO’s individual award based upon its assessment of the CEO’s performance for the year. For the other Executive Officers, the assessment is made by the CEO for each Executive Officer on an individual basis and reviewed and approved by the Committee. When assessing individual performance, the considerations by the CEO and the Committee include those referenced above when determining base salary, as well as a comparison among Executive Officers to determine their relative contributions to the Company’s business results—with the goal being to differentiate awards based on performance. The Committee received recommendations from the CEO, assessed his performance evaluation for each of the Executive Officers and applied its judgment consistent with the factors described above to review and approve the CIP payouts for each Executive Officer for 2013. The table below summarizes each Executive Officer’s target and actual Corporate component and maximum and actual individual component under the CIP for 2013.

	Corporate Performance		Individual Performance
	(75% Weighting)		(25% Weighting)
	Target Award	Actual Funding @ 131%	@ Max Opportunity	Actual Individual Award	Total 2013 CIP Award
Thaman (1)	$963,750	$1,262,513	$642,500	$401,562	$1,664,075
McMurray (2)	$267,188	$350,016	$178,125	$133,594	$483,610
Dana (3)	$335,625	$439,669	$223,750	$167,813	$607,482
Genis (4)	$304,688	$399,141	$203,125	$91,406	$490,547
Smith (5)	$240,625	$315,218	$160,417	$120,312	$435,530

(1)	The determination of Mr. Thaman’s individual CIP award was based upon the Committee’s assessment of overall Company financial performance, safety, and progress towards Owens Corning’s talent agenda.
(2)	The determination of Mr. McMurray’s individual CIP award was based upon the Committee’s assessment of overall Company financial performance, capital markets activity, financial planning and analysis, business development, investor relations, sourcing, talent development and succession planning.
(3)	The determination of Mr. Dana’s individual CIP award was based upon the Committee’s assessment of financial performance of the Building Materials Group, safety, business development, talent development and succession planning.
(4)	The determination of Mr. Genis’ individual CIP award was based upon the Committee’s assessment of operating, financial and growth performance of the Composites Group, safety, cost leadership, innovation, talent development and succession planning.
(5)	The determination of Mr. Smith’s individual CIP award was based upon the Committee’s assessment of performance in the following areas: leadership development, organizational development, succession planning, work environment, HR functional leadership and IT evolution.

Long Term Incentives

We believe long term incentive opportunities should align Executive Officer behaviors and results with key enterprise drivers and the interests of stockholders over an extended period of time.

Our long term incentive program (“LTIP”) is an equity-based program that uses a combination of Restricted Stock, Stock Options and Performance Stock Units. Performance Stock Units use overlapping three-year performance cycles, with a new cycle beginning each year.

Grants to Executive Officers in 2013 consisted of three separate components: (1) Restricted Stock which vests at the rate of 25% per year over a four-year period (employees in certain foreign jurisdictions receive Restricted Stock Units); (2) Stock Options, which vest at the rate of 25% per year over a four-year period; and (3) Performance Stock Units (“PSUs”) which vest at the completion of the three-year performance period and participants receive a settlement of their individual grants based on the Company’s performance against pre-established performance criteria. The actual award consists of 50% Restricted Stock, 25% Stock Options and 25% PSUs. Prior to the 2013 grant, PSUs were settled half in cash in an amount that is dependent on the value of the Company’s common stock and half in shares of Company common stock. Starting with the 2013 grant, PSUs will be settled solely in shares. The performance criterion used to determine the number of PSUs ultimately received by the participants is total shareholder return relative to S&P 500 companies. Actual 2013 LTIP grants for the named executive officers versus targeted levels are described below. The factors used in determining actual awards versus targeted levels were substantially similar to those individual criteria discussed above, in the “Annual Incentives” section. The stock price on the grant date was used to value all LTIP grants, together with a standard Black-Scholes value of 33% for stock options. The actual accounting charge for these awards is determined under ASC Topic 718 and may be more or less than the standardized value Owens Corning uses internally for grant size determination.

	Target 2013 LTIP	Actual 2013 LTIP Award
Thaman	$3,990,000	$4,788,000
McMurray	$997,500	$1,000,000
Dana	$1,218,000	$1,200,000
Genis	$1,102,500	$1,100,000
Smith	$680,000	$768,000

For the LTIP performance cycle beginning in 2011 and ending in 2013, funding criteria were based on the Company’s stock price performance versus the companies in the S&P 500. Over the performance period, Owens Corning’s stock performed at the 30th percentile versus the S&P 500, resulting in funding of 20% of target.

Stock Ownership Guidelines. Stock ownership guidelines for our officers and directors are designed to closely link their interests with those of our stockholders. These stock ownership guidelines provide that each Executive Officer must own stock with a value of three to six times his or her base salary, depending on position. Officers must retain 100% of after-tax shares received through LTIP grants until the ownership guideline is met. Outside Directors are required to own shares with a value greater than 3.5 times the Company’s annual cash retainer. As of the date of this Proxy Statement, all Executive Officers hold stock in excess of the ownership guidelines applicable to our officers, and all Outside Directors with more than two years of tenure on the Board hold stock in excess of the ownership guidelines applicable to our directors. For further details on actual ownership, please refer to the Security Ownership of Certain Beneficial Owners and Management table on page 21.

Risk Assessment. The Committee believes that although the majority of compensation provided to Executive Officers is performance-based, our executive compensation programs do not encourage behaviors that pose a material risk to the Company. The design of the programs encourages balanced focus on both the short-term and the long-term operational and financial goals of the Company. The Company performed an in-depth review of all aspects of all of the Company’s global compensation programs and reviewed the results with the Compensation Committee.

Timing of Equity Awards. The Company does not have any program, plan or practice to time equity grants in coordination with the release of material, non-public information. Annual awards of restricted stock, stock options and PSUs are granted on the date of the Committee’s annual February meeting. The Company may also grant equity awards to newly-hired or promoted executives, effective on the start or promotion date.

Perquisites. The Executive Officers participate in the same health care, and other employee benefit programs that are generally available for all salaried employees. The Committee has eliminated executive perquisites. The Company contributes to Mr. Genis’ government-sponsored French pension, as it does for other French employees who have relocated to the United States. Mr. Genis does not participate in the Company’s 401(k) plan.

Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan under which certain employees, including Executive Officers, are permitted to defer receipt of some or all of their base salary and cash incentive awards under the CIP and LTIP. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or Owens Corning stock. The Company does not match amounts that are deferred by participants. The deferred compensation plan is not funded, and participants have an unsecured commitment from the Company to pay the amounts due under the plan. When such payments become distributable, the cash will be distributed from general assets.

In addition, certain employees, including Executive Officers, may defer receipt of some or all of their stock-based awards granted under the LTIP.

We provide this benefit in an effort to maximize the tax efficiency of our compensation program. We believe that this benefit is an important retention and recruitment tool as many of the companies with which we compete for executive talent provide similar plans to their executive employees.

Post-Termination Compensation

Severance Agreements. We have entered into severance agreements with our officers, including the Executive Officers. These agreements were approved by the Committee. The severance agreements were adopted for the purpose of providing for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause as this term is defined in the severance agreements. We believe that these agreements are important to recruiting and retaining our officers, as many of the companies with which we compete for executive talent have similar agreements in place for their executive employees. Based on practices among peer companies and consistent with the interests and needs of the Company, the Committee determined an appropriate level of severance payments and the circumstances that should trigger such payments. Therefore, the severance agreements with the Executive Officers provide, under certain termination scenarios, up to two years of pay and benefits and for our CEO, reimbursement with respect to any excise taxes that may be imposed under Section 280G of the Internal Revenue Code. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending on the terms of the individual executive’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll over a 24-month period. Health care coverage provided under the severance agreements is provided in kind. Additional specific information regarding potential payments under these severance agreements is found under the heading, “Potential Payments upon Termination or Change-in-Control.”

Clawback Policy. If the Board of Directors determines that an Executive Officer has engaged in fraud, willful misconduct, or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results, the Committee will review all performance-based compensation awarded to or earned by that Executive Officer during the respective fiscal periods affected by the restatement. This review would include cash incentive awards and all forms of equity-based compensation. If the Committee determines that performance-based compensation would have been materially lower if it had been based on the restated results, the Committee will seek recoupment from the Executive Officer as it deems appropriate based on a consideration of the facts and circumstances, and applicable laws and policies.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to any covered employee under Section 162(m).

There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. Awards pursuant to our annual incentive plan, as well as grants of PSUs and stock options pursuant to our long-term incentive plan are intended to qualify as performance-based compensation meeting those requirements so that they are fully tax deductible. Restricted stock that is subject only to time-based vesting is not generally considered performance-based under Section 162(m) of the Tax Code, and, as a result, if the portion of these awards that becomes taxable to any covered employee, when combined with base salary and other non-performance-based compensation, exceeds $1 million, these awards would not be tax deductible by the Company. Because Section 162(m) restricts the Committee to the exercise of only “negative” discretion with regard to the “Individual” component of our annual incentive plan, this component of the pool funds at maximum upon threshold levels of company profitability, and the Committee then exercises negative discretion as described above.

Disclosure of Specific Incentive Targets

With respect to both the CIP and LTIP, detail on the specific financial performance targets under these criteria for performance periods completed during the reporting period has been disclosed above. However, specific performance targets for ongoing and future performance periods are not disclosed because they are substantially based on the prospective strategic operations plans and corporate objectives of the Company, and disclosure of these prospective specific performance targets is not material to an understanding of our Executive Officer compensation for 2013. Such performance goals do not have a material impact on the compensation actually received in, or attributable to, the 2013 reported period. As described above, and as evidenced by the targets and outcomes described for the completed performance periods for the incentive compensation plans, the performance targets selected have a degree of difficulty which the Committee considers to be challenging but achievable. The Committee establishes the goals at the beginning of the performance period at levels that reflect our internal, confidential operations plan. These goals are within the ranges of what we have publicly disclosed for completed performance periods, and accordingly require a high level of financial performance in the context of the current business climate and over the performance periods to be achieved.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By Compensation Committee:

James J. McMonagle, Chairman

J. Brian Ferguson

F. Philip Handy

Edward F. Lonergan

Suzanne P. Nimocks

EXECUTIVE OFFICER COMPENSATION

2013 Summary Compensation Table

The following tables provide information on total compensation paid to the Chief Executive Officer, the Chief Financial Officer and certain other officers of Owens Corning (the “Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael H. Thaman	2013	1,070,833	—	4,005,252	1,628,840	1,794,283	—	20,400	8,519,608
President, Chief Executive Officer and Chairman of the Board	2012	1,041,667	—	3,901,534	1,563,648	1,249,635	19,000	20,000	7,795,484
	2011	995,833	—	3,909,582	1,611,376	2,721,861	20,000	19,600	9,278,252

Michael C. McMurray (7)	2013	475,000	—	839,129	340,920	492,147	—	20,157	2,167,353
Senior Vice President and Chief Financial Officer	2012	357,500	—	277,032	111,471	130,350	—	19,288	913,641

Charles E. Dana	2013	596,667	—	1,001,313	409,104	642,216	—	20,400	2,669,700
Vice President and President, Building Materials Group	2012	575,003	—	1,085,042	435,195	379,847	413,000	20,000	2,908,087
	2011	545,834	—	1,042,944	428,220	828,283	336,000	19,600	3,200,880

Arnaud P. Genis (5)	2013	541,667	—	916,695	375,012	517,326	—	93,072	2,443,771
Vice President and President, Composite Solutions Business	2012	508,920	125,420	1,821,334	328,305	153,272	—	136,506	3,073,757
	2011	438,025	—	804,057	331,474	348,587	—	7,394	1,929,537

Daniel T. Smith	2013	458,333	—	571,172	231,068	457,459	—	20,400	1,738,431
Senior Vice President, Human Resources	2012	423,335	—	681,037	273,333	232,044	—	20,000	1,629,749
	2011	412,500	—	658,395	271,206	340,696	1,000	19,600	1,703,397

(1)	The amounts reflected in these columns consist of restricted stock, non-qualified stock options and equity-based performance stock units granted under the Owens Corning Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock and option awards made during the year. Performance stock units granted during 2013 are reflected in the column at the full fair value based on the probable outcome of the performance criteria for the award on the grant date. The grant date values of the performance stock units at the maximum possible payout are as follows: Mr. Thaman: $2,394,688; Mr. McMurray: $501,704; Mr. Dana: $598,672; Mr. Genis: $548,080; Mr. Smith: $341,496. See Note 20 to the Consolidated Financial Statements included in our 2013 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations. For further information on the 2013 awards, see the 2013 Grants of Plan-Based Awards table below.
(2)	The amounts reflected in this column generally consist of amounts of cash incentive compensation received under the CIP and the LTIP for the reporting period. Awards under the 2013 CIP to each Executive Officer are reflected in the table above at column (g) and are as follows: Mr. Thaman: $1,664,075; Mr. McMurray: $483,609; Mr. Dana: $607,481; Mr. Genis: $490,547; Mr. Smith: $435,531. The cash based LTIP payout for the three-year performance period beginning on January 1, 2011 and ending on December 31, 2013, to each Executive Officer are reflected in the column above and are as follows: Mr. Thaman: $130,208; Mr. McMurray: $8,538; Mr. Dana: $34,735; Mr. Genis: $26,779; Mr. Smith: $21,928.
(3)	The amounts reflected in this column consist of the increase in actuarial value of each Executive Officer’s pension benefits in 2013. The actuarial value of pension benefits for Mr. Thaman and Mr. Dana decreased in 2013 as follows: Mr. Thaman: ($5,000); Mr Dana: ($229,000). The total accrued pension value is reflected in the Pension Benefits table below.
(4)	For 2013, the amounts shown for Mr. Thaman, Mr. McMurray, Mr. Dana, and Mr. Smith represent contributions made by the Company to the qualified savings plan. For 2013, the amount shown for Mr. Genis represents the Company’s contribution to the Voluntary French Pension Plan on his behalf. The contributions for Mr. Genis were made in Euros, and the amount shown was converted to US dollars based on the December 31, 2013 exchange rate.
(5)	Mr. Genis’ 2011 and 2012 compensation was paid in Euros and, for purposes of this table, was converted to dollars using the exchange rate on December 31, 2012.
(6)	The amount shown for 2012 reflects payments made to Mr. Genis in relation to his relocation from France to the United States.
(7)	Mr. McMurray became an Executive Officer in 2012.

2013 Grants of Plan-Based Awards Table

The following table provides information regarding threshold, target and maximum award levels under the various compensation and incentive plans applicable to the Executive Officers. The narrative that follows describes such programs as reflected in the table. Actual awards for the 2013 CIP are reflected in Column (g) of the Summary Compensation Table and footnotes to the table. Funding and individual award amounts are determined as described in the narrative to these tables.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Michael H. Thaman	2013 CIP (1)	—	1,285,000	2,570,000
	2013 RS (2)							56,800			2,394,688
	2013 PSU (3)				—	28,400	56,800				1,610,564
	2013 SO (4)								86,000	$42.16	1,628,840

Michael C. McMurray	2013 CIP (1)	—	356,250	712,500
	2013 RS (2)							11,900			501,704
	2013 PSU (3)				—	5,950	11,900				337,425
	2013 SO (4)								18,000	$42.16	340,920

Charles E. Dana	2013 CIP (1)	—	447,500	895,000
	2013 RS (2)							14,200			598,672
	2013 PSU (3)				—	7,100	14,200				402,641
	2013 SO (4)								21,600	$42.16	409,104

Arnaud P. Genis	2013 CIP (1)	—	406,250	812,500
	2013 RS (2)							13,000			548,080
	2013 PSU (3)				—	6,500	13,000				368,615
	2013 SO (4)								19,800	$42.16	375,012

Daniel T. Smith	2013 CIP (1)	—	320,833	641,666
	2013 RS (2)							8,100			341,496
	2013 PSU (3)				—	4,050	8,100				229,676
	2013 SO (4)								12,200	$42.16	231,068

(1)	Reflects annual incentive opportunity under the CIP for the performance period commencing in 2013. Actual amounts paid out under the 2013 CIP are reflected in Column (g) of the Summary Compensation Table and footnotes. Funding and individual award amounts are determined as described in the narrative to these tables. The CIP provides no payout at or below threshold funding. Incentive payments are made only where plans fund above threshold.
(2)	Reflects restricted share awards granted on February 6, 2013.
(3)	Reflects long-term incentive opportunity under the Stock Plan for performance period commencing in 2013. Performance stock units (PSU) were granted on February 6, 2013. Funding and individual award amounts are determined as described in the narrative to these tables. PSU awards provide no payout at or below threshold funding. Shares are distributed only where the plan funds above threshold. The value of PSUs reflected in column (l) is the full fair value based on the probable outcome of the performance criteria for the award on the grant date. See Note 20 to the Consolidated Financial Statements included in our 2013 Annual Report on Form 10-K for a discussion of the relevant assumptions made in such valuations.
(4)	Reflects stock option awards granted on February 6, 2013.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Severance and Certain Other Arrangements

During 2013, each of the Executive Officers participated in the Company’s compensation and benefits programs for salaried employees as described here and reflected in the tables and accompanying footnotes. Each Executive Officer receives an annual base salary as reflected in the Summary Compensation Table above. The amount of such base salary as a component of the total compensation is established and reviewed each year by the Compensation Committee. Severance arrangements with each of the Executive Officers are as described below in the Potential Payments Upon Termination or Change-In-Control section of this Item.

Annual Corporate Incentive Plan (“CIP”)

Owens Corning maintains the CIP, in which all salaried employees participate, with specific Company performance criteria adopted annually. Each of the Executive Officers is eligible to receive annual cash incentive awards based on his or her individual performance and on corporate performance against annual performance goals set by the Compensation Committee. Under the CIP for the 2013 annual performance period, the funding measures set by the Compensation Committee were based on Adjusted Earnings Before Interest and Taxes (“Adjusted EBIT”) as described in Management’s Discussion and Analysis included in our 2013 Annual Report. Cash awards paid to the Executive Officers under the CIP for the 2013 performance period are reflected in Column (g) of the Summary Compensation Table and the footnote above and the range of award opportunities under the 2013 CIP is reflected in the Plan-Based Awards Table above.

Long-Term Incentive Program (“LTIP”)

Owens Corning maintains a LTIP applicable to certain salaried employees as selected by the Compensation Committee, including each of the Executive Officers. The plan is designed to align participant compensation with the attainment of certain longer-term business goals established by the Compensation Committee.

The plan utilizes Performance Stock Units with three-year performance cycles, adopted annually, with payouts under the program dependent upon corporate performance against performance goals set by the Company’s Compensation Committee for each cycle. The outstanding three-year cycles as of December 31, 2013 include: January 1, 2011 through December 31, 2013; January 1, 2012 through December 31, 2014; and January 1, 2013 through December 31, 2015. Awards to the Executive Officers under the LTIP for the cycle ending in 2013 are reflected in Column (g) of the Summary Compensation Table and the footnote above. For the cycle ending in 2013, the performance threshold was achieved and the awards were funded at 20%. Estimated future payouts of awards under the 2013-2015 cycle are reflected in the Plan-Based Awards Table above.

The award shown in the Plan-Based Awards Table represents the Executive Officer’s opportunity to earn the amount shown in the “maximum” column of the table if the maximum performance goal established by the Compensation Committee at the beginning of the performance period are attained or exceeded during the performance period. In the event the maximum performance goal is not attained, then the Executive Officers may earn the amounts shown in the “target” column if the target level of performance is attained, or the amounts shown in the “threshold” column if the threshold level of performance is attained. Participants will earn intermediate amounts for performance between the maximum and target levels, or between the target and threshold levels, and will earn no amounts for performance at or below the threshold level.

For the performance period commencing in 2013, the LTIP award provides an award under the Owens Corning Stock Plan in three separate components: (1) Restricted Stock Awards granted under the Stock Plan as described below: recipients vest and restrictions lapse on these restricted stock awards 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria; (2) Performance Stock Units awarded under the Stock Plan as described below: recipients vest in these Performance Stock Units at the completion of the three-year performance period and receive a settlement of the award based on the performance of the Company against pre-established performance criteria. The Performance Stock Units are settled half in cash and half in Company common stock; and (3) Stock Options awarded under the Stock Plan as described below: recipients vest in these non-qualified options 25% per year over four years, based upon continued tenure during the vesting period and without regard to the performance criteria. The options expire no later than 10 years after grant.

Stock Plan

In 2013 the Company’s stockholders approved the Owens Corning 2013 Stock Plan, which replaced the Owens Corning 2010 Stock Plan. In this Notice and Proxy Statement, we refer to the stock plan in place at the relevant time as the “Stock Plan.” The Stock Plan provides for participation by employees, management and directors and authorizes grants of stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, bonus stock awards, performance stock awards and performance stock units. The 2013 Stock Plan document was filed in the 2013 Proxy Statement.

All grants of Restricted Stock or Restricted Stock Units, Performance Stock Units, and Stock Options, including those made as a part of the LTIP as described above are made under the Stock Plan.

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Executive Officer outstanding at the end of 2013.

2013 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b) (1)	(c) (2)	(d)	(e)	(f)	(g) (3)	(h) (4)	(i) (5)	(j) (4)
Michael H. Thaman						162,625	6,622,090	45,300	1,844,616
	150,000			30.00	10/30/2016
	226,400			13.89	2/4/2019
	98,025	32,675		25.45	2/3/2020
	50,800	50,800		33.96	2/2/2021
	25,600	76,800		33.73	2/1/2022
		86,000		42.16	2/6/2023
Michael C. McMurray						24,380	992,754	7,150	291,148
	3,075	—		13.89	2/4/2019
	6,675	2,225		25.45	2/3/2020
	3,350	3,350		33.96	2/2/2021
	1,825	5,475		33.73	2/1/2022
		18,000		42.16	2/6/2023
Charles E. Dana						43,150	1,757,068	11,800	480,496
	70,000	—		30.00	10/30/2016
	61,800	—		13.89	2/4/2019
	26,775	8,925		25.45	2/3/2020
	13,500	13,500		33.96	2/2/2021
	7,125	21,375		33.73	2/1/2022
		21,600		42.16	2/6/2023
Arnaud P. Genis						61,850	2,518,532	10,050	409,236
	11,700	—		13.89	2/4/2019
	7,275	2,425		25.45	2/3/2020
	10,450	10,450		33.96	2/2/2021
	5,375	16,125		33.73	2/1/2022
		19,800		42.16	2/6/2023
Daniel T. Smith						25,550	1,040,396	7,000	285,040
	15,200	—		23.65	9/14/2019
	13,425	4,475		25.45	2/3/2020
	8,550	8,550		33.96	2/2/2021
	4,475	13,425		33.73	2/1/2022
		12,200		42.16	2/6/2023

(1)	Vested options expire on the tenth anniversary of the grant date.
(2)	These options vest 25% per year over 4 years.
(3)	Restricted stock granted under the 2010, 2011, 2012 and 2013 LTIP vests 25% per year over four years.
(4)	Market value reflects the closing price of the Company’s common stock as of the last trading day of 2013.
(5)	Reflects outstanding stock-settled Performance Stock Units under the LTIP, at target performance.

2013 Option Exercises and Stock Vested

The following table sets forth the required information on the Executive Officer’s stock awards that vested during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael H. Thaman (2)	—	—	175,955	7,215,775
Michael C. McMurray	—	—	11,225	475,269
Charles E. Dana	—	—	26,170	1,082,631
Arnaud P. Genis	—	—	14,665	606,707
Daniel T. Smith (3)	—	—	12,624	522,275

(1)	Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired upon vesting by the closing market price of Owens Corning common stock on the vesting date.
(2)	Mr. Thaman elected to defer 80,000 of the stock awards that vested during the fiscal year. He elected to receive his deferred awards in a lump sum upon termination, subject to the requirements of 409A.
(3)	Mr. Smith elected to defer 3,334 of the stock awards that vested during the fiscal year. He elected to receive his deferred awards in a lump sum upon termination, subject to the requirements of 409A.

2013 Pension Benefits

The following table sets forth the required information regarding pension benefits for the Executive Officers as of the year ended December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (5)	Payments During 2013 Fiscal Year ($)
Michael H. Thaman	Qualified Plan (1)	17.37	109,000	—
	Top-Hat Plan (2)	17.37	470,000	—

	Total		579,000	—

Michael C. McMurray	Qualified Plan (1)	1.08	8,000	—
	Top-Hat Plan (2)	1.08	1,000	—

	Total		9,000	—

Charles E. Dana	Qualified Plan (1)	14.13	126,000	—
	Top-Hat Plan (2)	14.13	192,000	—
	SERP (3) (4)	21.56	2,002,000	—

	Total		2,320,000	—

Daniel T. Smith	Qualified Plan (1)	0.30	4,000	—

	Total		4,000	—

(1)	Refers to benefits under the Company’s Cash Balance Plan or, if greater, under the Company’s Prior Plan as discussed below.
(2)	Refers to benefits under the Company’s non-qualified Supplemental Plan.
(3)	Refers to benefits under the Company’s Supplemental Executive Retirement Plan.
(4)	Mr. Dana had a specific individual arrangement with Owens Corning (pursuant to a written agreement with the Company) that provides a supplemental pension benefit based on Owens Corning’s pension plan formula in existence on his employment date, determined as if he had earned 1.5 years of service for each year worked, provided that he remained an Owens Corning employee for no less than 10 years following his November 1995 employment date. Mr. Dana’s individual supplemental pension arrangement as described here was frozen as of March 31, 2010.
(5)	These values are calculated in accordance with requirements of the Statement of Financial Accounting Standards No. 158.

Owens Corning maintains a tax-qualified noncontributory defined benefit cash balance pension plan (the “Cash Balance Plan”) covering certain salaried and hourly employees in the United States, including each of the Executive Officers. The Cash Balance Plan was adopted by Owens Corning in replacement of the qualified Salaried Employees’ Retirement Plan maintained prior to 1996, which we refer to as the “Prior Plan.” The Prior Plan provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. Under the Cash Balance Plan, each year prior to January 1, 2010, eligible employees generally earned a benefit of 4% of such employee’s covered pay. This was referred to under the Cash Balance Plan as a “Pay Credit.” Covered pay was defined generally as base pay and certain annual incentive compensation amounts payable during the year. Effective January 1, 2010, the Cash Balance Plan was amended to eliminate Pay Credit accruals and was closed to new participation. Accrued benefits continue to earn monthly interest based on the average interest rate for five-year United States treasury securities. Employees with an accrued benefit under the Cash Balance Plan vest in that benefit once they have completed three years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave the Company.

As the Company transitioned from the Prior Plan to the current Cash Balance Plan, participating employees who were at least age 40 with 10 years of service as of December 31, 1995 became entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the tax-qualified plan in the event of a termination occurring on December 31, 2013, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $152,415; Mr. McMurray, $11,607; Mr. Dana, $145,475; and Mr. Smith, $5,130. Mr. Genis does not participate in the plan.

In addition to the tax-qualified pension plan, Owens Corning maintains supplemental pension benefits as described above under the heading Compensation Discussion and Analysis (“CD&A”), including the Supplemental Plan that pays eligible employees leaving the Company the difference between the benefits payable under Owens Corning’s tax-qualified pension plan and those benefits that would have been payable except for limitations imposed by the Internal Revenue Code. The Supplemental Plan was amended to eliminate future accruals and was closed to new participation effective January 1, 2010. The Executive Officers participate in both the tax-qualified pension plan and the Supplemental Plan.

Each Executive Officer would have been entitled to payment of their vested accrued benefit under the Supplemental Plan in the event of a termination occurring on December 31, 2013, valued as a lump-sum payable as of that date as follows: Mr. Thaman, $655,282; Mr. McMurray, $1,485; and Mr. Dana, $222,009. Mr. Genis and Mr. Smith do not participate in the Supplemental Plan.

In addition to the Supplemental Plan, Owens Corning also maintains a Supplemental Executive Retirement Plan (the “SERP”) as a supplemental pension benefit covering certain employees and Named Executive Officers who joined Owens Corning in mid-career. The SERP provides for a lump-sum payment following termination of employment equal to a multiple of the covered employee’s Cash Balance Plan balance minus the present value of retirement benefits attributable to prior employment. Although such offsets may occur upon retirement, amounts shown in the above table do not reflect any such offset.

Mr. Dana would have been entitled to payment of his vested accrued benefit under the SERP in the event of a termination occurring on December 31, 2013, in a lump-sum of $2,002,000 payable as of that date. His credited service for this benefit was frozen as of March 31, 2010 Messrs. Thaman, McMurray, Genis, and Smith do not participate in the SERP.

NONQUALIFIED DEFERRED COMPENSATION

As described in the CD&A, the Company has established a Deferred Compensation Plan under which eligible officers, including the Executive Officers, are permitted to defer some or all of their cash incentive compensation and up to 80% of their base salary. Officers may defer compensation until their separation from the Company, or may designate a set deferral period between two and ten years. They may elect to take their distribution as a lump sum, five annual installments, ten annual installments, or a set dollar amount.

Officers may choose among mutual funds offered in the 401(k) plan, as well as Owens Corning stock, for hypothetical investment of their account. Deferred amounts are credited with earnings or losses based on the rate of return of specified mutual funds and/or the value of Owens Corning stock. The Company does not contribute nor does the Company match amounts that are deferred by participants. Executive Officers who do not participate have been omitted from the table.

2013 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(b)	Registrant Contributions in Last Fiscal Year ($)(c)(1)	Aggregate Earnings in Last Fiscal Year ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last Fiscal Year End ($)(f)
Charles E. Dana	—	—	91,423	—	776,385
Daniel T. Smith (2)	31,155	—	8,908	—	88,258

(1)	The Company does not contribute nor does the Company match amounts deferred by participants.
(2)	This amount reflects the deferral of a portion of Mr. Smith’s base salary and CIP for 2013. These amounts were reflected as compensation on the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into certain agreements and maintains certain plans under which the Company would provide compensation to Executive Officers in the event of a termination of employment or a change in control of the Company. The payment and benefit levels disclosed in the table below are determined under the various triggering events pursuant to these agreements that both define what constitutes the triggering event and provides those payments that would be due upon the occurrence of such events.

Severance agreements have been executed with Messrs. Thaman, McMurray, Dana, Genis, and Smith. The severance agreements in place provide, under certain termination scenarios as reflected in the table below, for the payment of an amount equal to two times base salary and annual incentive compensation amounts plus continuation of health insurance coverage for a maximum period of one year and, in the case of Mr. Thaman, continuation of health insurance coverage for a maximum period of one year and reimbursement with respect to certain taxes if applicable to the severance payments. The severance agreements provide for payments upon a change in control only if the individual is also terminated for reasons other than cause in connection with the change in control. Payments under the severance agreements are made in cash and are paid, depending upon the terms of the individual Executive Officer’s agreement, either in the form of a one-time lump-sum payment or in the same manner as the regular payroll payments over a 24-month period. Health care coverage provided under the severance agreements is provided in-kind.

The CIP and the LTIP each contain provisions that require continued employment during the performance period in order to be eligible to receive a payout under the plans. However, for death, disability or retirement which occurs during the performance period, the participant may receive a pro-rated CIP award for that performance period. CIP payments are made in one-time, lump-sum payments of cash. Prior to 2013, certain portions of the LTIP, which are represented by performance stock units granted at the beginning of the cycle as reflected in the tables above, are settled 50% in Company common stock and 50% in cash.

The Owens Corning Stock Plan provides, under certain circumstances as described above, for either continuation or acceleration of vesting of restricted stock and option awards. Accelerated vesting of the restricted stock and option awards may only occur upon death, disability, retirement or a change in control.

The Executive Officers are entitled, upon or following their termination, to their accrued benefits under the SERP or the Supplemental Plan arrangements as described above. Executive Officers would also be entitled to the normal vested pension benefits and other vested benefits which are generally available to all salaried employees who terminate employment with the Company under various circumstances.

Upon the occurrence of any triggering event, the payment and benefit levels would be determined under the terms of the agreement. The specific definitions of the triggering events are set forth in detail in the agreements which have been filed as exhibits to prior disclosures. In addition, severance payments are paid contingent upon confidentiality, a mutual release and an agreement not to compete. Each of the retirement payments of vested accrued benefits that would have occurred upon a termination event described herein are set forth in the narrative to the 2013 Pension Benefits Table above.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

(assumes termination or Change-in-Control as of December 31, 2013)

($ in thousands)

Event and Amounts	Michael H. Thaman	Michael C. McMurray	Charles E. Dana	Arnaud P. Genis	Daniel T. Smith
Voluntary Termination
No other payments due	—	—	—	—	—

Retirement
No other payments due	N/A	N/A	N/A	N/A	N/A

Involuntary Termination for Cause
No other payments due	N/A	N/A	N/A	N/A	N/A

Involuntary Not-For-Cause Termination
CIP	1,584	439	552	501	395
Restricted Stock Awards (1)	—	—	—	—	—
Option Awards (1)	—	—	—	—	—
Performance Stock Units (2)	—	—	—	—	—
Cash Severance	4,524	1,663	2,095	1,903	1,572
Health Care Continuation (3)	22	7	11	—	11
Outplacement Services (3)	22	22	22	22	22

Termination Upon a Change-in-Control
CIP	1,584	439	552	501	395
Restricted Stock Awards (1)	6,622	993	1,757	2,519	1,040
Option Awards (1)	1,379	95	377	220	220
Performance Stock Units (2)	7,906	871	2,114	1,131	1,147
Cash Severance	4,524	1,663	2,095	1,903	1,572
Health Care Continuation (3)	22	7	11	—	11
Outplacement Services (3)	22	22	22	22	22

Change-in-Control with No Termination
Restricted Stock Awards (1)	6,622	993	1,757	2,519	1,040
Option Awards (1)	1,379	95	377	220	220
Performance Stock Units (2)	7,906	871	2,114	1,131	1,147

Pre-Retirement Death
CIP	1,584	439	552	501	395
Restricted Stock Awards (1)	6,622	993	1,757	2,519	1,040
Option Awards (1)	1,379	95	377	220	220

(1)	For Stock and Option awards, vesting is incremental over a four-year period and any non-vested portion is forfeited upon termination. Vesting on these Stock and Option awards is only accelerated in the case of death, disability, or change in control, and no options may vest earlier than one year from grant except in the case of a change in control. The value of awards at vesting is uncertain and would reflect the then current value of the Company common stock and options then vesting. The amounts reflected in the table are calculated based on the closing stock price as of December 31, 2013 of $40.72.
(2)

Performance Stock Unit awards are not forfeited upon death or disability, but would vest in full in the case of the 2012 and 2013 grants as of the end of the performance period and would be determined consistent with performance only at the end of the performance period. The value of awards at the end of the performance period is uncertain and would reflect the performance against the established performance targets. For involuntary termination, voluntary termination or for termination for cause occurring before vesting, these awards would be forfeited. Vesting on Performance Stock Unit awards is only accelerated in the case of a change-in-control. For this table it is assumed that Performance Stock Units would pay out at maximum for a change-in-control. The amount shown includes the value of both cash settled and stock settled units.
(3)	Where eligible for such benefits, the amount includes both health care continuation coverage and/or outplacement services. The value of health care continuation is based on the Company’s net plan cost and the coverage category in which the executive is enrolled; this value assumes that the executive continues to pay the employee portion of the premium. The value of outplacement services assumes the maximum services available under the severance agreement. As a practical matter the actual value of such services is typically substantially less than the maximum.

2013 NON-MANAGEMENT DIRECTOR COMPENSATION

The following table sets forth the compensation for 2013 of the non-management members of the Board of Directors. Employee directors do not receive additional compensation for such service. The narrative that follows the table describes the compensation programs applicable to the non-management directors during 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Norman P. Blake Jr.	84,000	126,000	210,000
Gaston Caperton (4)	—	64,400	64,400
J. Brian Ferguson	—	200,300	200,300
Ralph F. Hake	105,600	158,500	264,100
F. Philip Handy	—	187,500	187,500
Ann Iverson	78,000	117,000	195,000
Edward F. Lonergan (5)	—	8,500	8,500
James J. McMonagle	—	204,000	204,000
W. Howard Morris	78,000	117,000	195,000
Joseph F. Neely	77,400	116,000	193,400
Suzanne P. Nimocks	75,600	113,400	189,000
John D. Williams	57,150	133,400	190,550

(1)	Includes the cash amount of the annual retainer as well as meeting and committee fees for 2013.
(2)	The amounts shown in this column relate to stock and deferred shares as the equity component of the directors’ retainer and meeting fees under the Stock Plan. The amounts shown reflect the aggregate grant date fair value with respect to all stock granted and deferred shares acquired during the year.
(3)	During 2013 each director was entitled to quarterly payment of their retainer and meeting fees in the form elected by them prior to the beginning of the year. Directors were permitted to choose to be paid in cash or Company stock, with a minimum 60% stock requirement. The grant date fair value of stock awards granted to each director during 2013 is reflected in the table. At year-end, the aggregate number of stock awards outstanding to each director, including stock and deferred shares, were as follows: Mr. Blake 42,951; Mr. Caperton 29,513; Mr. Ferguson 16,528; Mr. Hake 29,467; Mr. Handy 45,520; Ms. Iverson 31,740; Mr. Lonergan 228; Mr. McMonagle 35,781; Mr. Morris 21,629; Mr. Neely 16,475; Ms. Nimocks 3,757; and Mr. Williams 7,031.
(4)	Mr. Caperton retired in April 2013.
(5)	Mr. Lonergan joined the Board effective October 17, 2013.

During 2013, the Company compensated each non-management director pursuant to a standard annual retainer/meeting fee arrangement. Such arrangement provides for an annual retainer, annual chair retainer and meeting fees as approved by the Compensation Committee. Non-management directors received an annual board retainer of $165,000. The Chair of each Committee received an additional annual retainer of $15,000. The Lead Independent Director received an additional annual retainer in the amount of $75,000. Directors received meeting fees of $1,500 per meeting for attendance at each Board meeting, at each committee meeting of which the director is a member and at each other function which the director is requested by the Company to attend. Stock compensation for annual retainer and fees may be deferred for issuance to the director upon the distribution date elected in writing prior to the start of the year. The annual retainer and meeting fees are otherwise paid on a quarterly basis. Non-management directors receive no perquisites.

Our stock ownership guidelines provide that each non-management director must own stock with a value of 3.5 times the cash portion of the annual board retainer. For purposes of determining ownership amounts under the guidelines, the cash portion is assumed to be 40% of the annual Board retainer, which is the maximum cash payment. As of the date of this Proxy Statement, all non-management directors with more than two years of tenure on the Board hold in excess of the ownership guidelines.

Owens Corning established a Deferred Compensation Plan, effective January 1, 2007, under which non-management directors are permitted to defer some or all of their cash compensation for annual retainer, annual chair retainer and meeting fees. Such deferred cash compensation will be credited to an individual account and will accrue gains or losses under notional investment funds available under the plan and as selected by the director (the available fund options include a fund indexed to Company common stock). The Company does not contribute, nor does it match, any amounts deferred by directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information regarding Owens Corning’s equity compensation plans as of December 31, 2013, is as follows:

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,748,720	$29.55	3,384,263
Equity compensation plans not approved by security holders	—	—	—

Total	2,748,720	$29.55	3,384,263

(1)	Relates to the Owens Corning 2013 Stock Plan, which authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock awards and performance stock awards.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2014, subject to ratification by our stockholders.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They also have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. Although ratification is not required by our Bylaws or otherwise, the Board has submitted the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors and the Audit Committee recommend a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR BYLAWS AND CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) and Amended and Restated Certificate of Incorporation (“Certificate”) currently provide that the Board will be classified into three classes, as nearly equal in number as possible, with one class to be elected by the stockholders each year.

While the Board believes that Board stability and continuity are key factors in effective corporate governance, it is aware of the increasing demand in the stockholder community for annual election of directors. Accordingly, both the Board and the Governance and Nominating Committee have concluded that it is in the best interests of the Company’s stockholders to declassify the Board.

If this proposal is approved by the requisite percentage of stockholders, the Company will transition to a declassified structure under which the entire Board will stand for election annually beginning in 2017. As part of the transition, at the Annual Meetings of Stockholders in 2015 and 2016, each of the Class III and Class I directors, respectively, will begin standing for annual election. The proposed amendments will not affect the unexpired term of any director elected prior to the Annual Meeting of Stockholders in 2015.

The proposed amendments to Article II of the Bylaws and Article Eighth of the Certificate are attached hereto as Annexes A and B, respectively.

If the requisite percentage of stockholders approve the amendments, the Company anticipates filing the Certificate with the Delaware Secretary of State on the day following the Annual Meeting. Additionally, the Bylaws will be amended and restated to reflect these changes shortly thereafter.

The affirmative vote of the holders of at least seventy five percent (75%) of the outstanding voting stock of Owens Corning is required for approval of this proposal.

The Board of Directors recommends a vote FOR the approval of the proposed amendments to our Bylaws and Certificate to declassify the Board.

PROPOSAL 4

ADVISORY VOTE TO APPROVE 2013 NAMED EXECUTIVE OFFICER COMPENSATION

The Company is presenting the following proposal, which gives stockholders the opportunity to cast a non-binding vote on the approval of the 2013 compensation of our named executive officers by voting for or against the resolution below. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Consistent with the preference expressed by our stockholders, the Company will hold this advisory vote on an annual basis until the next non-binding vote on the frequency with which advisory votes on the approval of named executive compensation should be held.

In considering your vote, we encourage you to review the Compensation Discussion and Analysis section in this Proxy Statement. The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.

•

Compensation opportunities are generally competitive with market median practices. Actual compensation levels may exceed target levels to the extent Company and individual performance exceeds expectations. In the event performance is below targeted levels, actual pay levels may be below target levels.

•	A significant majority of total compensation is performance-based.

•

Executives are appropriately focused on achieving annual financial and operational goals through the Company’s annual Corporate Incentive Plan and on maximizing stockholder value over the long term, through grants of restricted shares, stock options and performance share units.

Accordingly, the Company is asking stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2013 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narratives and any related disclosure in the Proxy Statement.”

While our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.

The affirmative vote of a majority of the votes that could be cast by the holders of all stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, the 2013 compensation of our named executive officers.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the 2013 compensation of our named executive officers.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2015 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at One Owens Corning Parkway, Toledo, Ohio 43659 by November 13, 2014. However, in the event that we hold our 2015 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2014 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. The proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations of director nominees and/or another item of business to be properly brought before an Annual Meeting of Stockholders, a stockholder must give timely notice of such nomination or other item of business in writing to the Secretary of the Company at our principal executive offices and such other item of business must otherwise be a proper matter for stockholder action. If you are a stockholder and desire to introduce a nomination or propose an item of business at our 2015 Annual Meeting of Stockholders, you must deliver the notice of your intention to do so:

•

not earlier than December 18, 2014 and not later than January 17, 2015 if the date of the 2015 Annual Meeting is held within 30 days before or 60 days after the first anniversary of this year’s Annual Meeting;

•

if the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the date of this year’s Annual Meeting, not earlier than December 18, 2014 and not later than the later of January 17, 2015 and the 10th day following the day on which a public announcement of the date of the 2015 Annual Meeting is made by the Company; or

•

in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors by January 7, 2015 only with respect to nominees for any new positions created by such increase, not later than the 10th day following the day on which such public announcement is made by the Company.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials relating to the meeting will use their discretion in voting at the meeting.

The Board is not aware of any matters that are expected to come before the 2014 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named as proxies intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, your vote is important. Please vote on the Internet, by telephone or by mail.

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

By order of the Board of Directors,

John W. Christy

Secretary

Annex A

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED BYLAWS

(Deletions marked with strikethrough and additions marked with double underlining)

ARTICLE II shall be replaced in its entirety with the following:

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Qualifications of Directors. Each director shall be a person sui juris. No director need be a stockholder of the Corporation.

Section 2.2 Number, Term of Office and Vacancies. Except as otherwise expressly provided in Section 2.3, the number of directors and their term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). ~~Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the first annual meeting of stockholders following the Effective Date, which shall be held no earlier than the first anniversary of the Effective Date; the directors first appointed to Class II will hold office for a term expiring at the second annual meeting of stockholders following the Effective Date, which shall be held no earlier than the second anniversary of the Effective Date; and the directors first appointed to Class III will hold office for a term expiring at the third annual meeting of stockholders following the Effective Date.~~ The third annual meeting of stockholders following the Effective Date shall not be held prior to the earlier of (i) the third anniversary of the Effective Date and (ii) the earlier of (x) if the Reserved New OCD Shares (as defined in the Plan, the “Reserved New OCD Shares”) are issued to the Asbestos PI Trust, the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (y) if all of the FAIR Act Conditions (as defined in the Plan, the “FAIR Act Conditions”) are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. At each ~~succeeding~~ annual meeting of the stockholders of the Corporation, ~~the successors to the class of~~ directors ~~whose term expires at that meeting~~ will be elected by plurality vote of all votes cast at such meeting to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders ~~held in the third year following the year of their election. In the event of any change in the number of directors, the Board of Directors shall apportion any newly-created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.~~ . Notwithstanding anything to the contrary set forth herein, the Board of Directors shall not take any action to reduce the number of directors if such reduction would (i) shorten the term of any incumbent director or (ii) prevent the Board of Directors from effectuating the terms of (x) the last paragraph of Section 2.4 or (y) Section 2.14 or 2.16 of these Bylaws. Except as set forth in the last paragraph of Section 2.4, Section 2.14 or Section 2.16 of these Bylaws, if a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, even though the directors then remaining in office constitute fewer than a quorum of the Board of Directors. For purposes of these Bylaws, the Asbestos PI Trust shall be considered to own, beneficially and of record, Reserved New OCD Shares for so long as the Asbestos PI Trust is able to provide, upon request by the Corporation, evidence reasonably satisfactory to the Corporation of the Asbestos PI Trust’s ownership of such Reserved New OCD Shares.

Section 2.3 Initial Board of Directors. Notwithstanding anything contained in Section 2.2 to the contrary, the initial Board of Directors shall be comprised of sixteen (16) directors. Of such sixteen directors, (a) twelve (12) directors shall be designated by a majority vote of the Board of Directors of Former Owens Corning serving immediately prior to the Effective Date (the “OCD Designated Directors”), of which OCD Designated Directors four (4) shall be appointed to serve as initial Class III directors, five (5) shall be appointed to serve as initial Class II directors and three (3) shall be appointed to serve as initial Class I directors, (b) subject to the provisions of the last paragraph of Section 2.4, one (1) director shall be designated by the Asbestos Claimants’ Committee (the “ACC Designated Director”), which ACC Designated Director shall be appointed to serve as an initial Class III director, (c) subject to the provisions of the last paragraph of Section 2.4, one (1) director shall be designated by the Future Claimants’ Representative (the “FCR Designated Director”), which FCR Designated Director shall be appointed to serve as an initial Class III director, and (d) two (2) directors shall be designated by the Ad Hoc Bondholders Committee (as defined in the Plan) (the “Bondholder Designated Directors”), which Bondholder Designated Directors shall be appointed to serve as initial Class I directors. Nominating procedures with respect to the nomination or election of successors to such directors at the expiration of their respective initial terms of office and the procedures for filling any vacancies which shall occur as a result of the death, resignation, retirement, disqualification or removal of any such initial Class I, initial Class II or initial Class III director shall be determined in accordance with the provisions of Section 2.2, Section 2.14, Section 2.15 or Section 2.16, as applicable.

Section 2.4 Removal and Resignation. ~~Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors appointed by the holders of such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, only for cause (as defined in the Amended and Restated Certificate of Incorporation), and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~ Vacancies in the Board of Directors resulting from ~~such~~ removal shall be filled in the manner provided in Section 2.2, Section 2.14 or Section 2.16 of these Bylaws, as appropriate. ~~A Director so chosen shall hold office until the next annual meeting of stockholders at which the class of directors of such director is elected.~~

Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

Notwithstanding anything contained herein to the contrary, the right of the Asbestos Claimants’ Committee to designate the ACC Designated Director and the right of the Future Claimants’ Representative to designate the FCR Designated Director shall not become effective until the day immediately after the day Reserved New OCD Shares are issued to the Asbestos PI Trust under the Plan. Until such time, if any, as such Reserved New OCD Shares are issued to the Asbestos PI Trust and the ACC Designated Director and the FCR Designated Director join the Board of Directors or the conditions set forth in the Plan for the issuance of such Reserved New OCD Shares are no longer capable of being satisfied, the vacancies existing as of the Effective Date in Class III directorships resulting from the ACC Designated Director and FCR Designated Director not serving shall remain unfilled. On the first day following the issuance of the Reserved New OCD Shares to the Asbestos PI Trust, the Board of Directors shall take all necessary action to appoint the ACC Designated Director and the FCR Designated Director to fill such vacancies. In the event that the conditions set forth in the Plan for the issuance of such Reserved New OCD Shares cannot be satisfied and any right (or contingent right) of the Asbestos PI Trust to receive such Reserved New OCD Shares expires or terminates, then the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have no further right to appoint the ACC Designated Director or FCR Designated Director, respectively, and any vacancies in the Class III directorships resulting from the failure so to appoint the ACC Designated Director or FCR Designated Director may be filled or the number of directorships may be reduced, in each case in the manner provided in Section 2.2 of these Bylaws. In the event that the Asbestos PI Trust receives such Reserved New OCD Shares but thereafter the Asbestos PI Trust ceases to own, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation, the

ACC Designated Director and the FCR Designated Director, or their respective successors, shall resign from the Board of Directors. Vacancies in the Board of Directors resulting from such resignations shall be filled in the manner provided in Section 2.2 of these Bylaws.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or (iii) by telephoning, telecopying, telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

Section 2.7 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.8 Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.9 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein or required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation.

Section 2.10 Powers. The Board of Directors may, except as otherwise required by the General Corporation Law or by the Amended and Restated Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Notwithstanding the foregoing, prior to the second anniversary of the Effective Date, the Board of Directors shall not issue, or specifically reserve for issuance, any series of Preferred Stock to be used in connection with the implementation of a “poison pill” or similar “shareholder rights plan” without first obtaining approval for such issuance or reservation for issuance by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the second anniversary of the Effective Date, the restrictions set forth in this paragraph shall have no further force and effect and nothing contained in this Section 2.10 shall limit or be construed to limit the power or authority of the Board of Directors in respect of any shareholder rights plan.

Section 2.11 Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.12 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.13 Nomination of Director Candidates. Subject to any limitations stated in the Amended and Restated Certificate of Incorporation, and subject to the provisions of Sections 2.14, 2.15 and 2.16 of these Bylaws, nominations for the election of Directors may be made in the manner set forth below by the Board of Directors or the Corporate Governance and Nominating Committee appointed by the Board of Directors, as appropriate, or by any stockholder entitled to vote in the election of Directors generally who complies with the notice procedures set forth in Section 1.7.

Section 2.14 Asbestos PI Trust Nominees.

(a) This Section 2.14 shall become effective at such time, if any, that the Asbestos PI Trust is issued Reserved New OCD Shares under the Plan and shall remain in effect from such time of issuance until such time as the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation (the “Section 2.14 Termination Date”), at which time the terms and provisions of this Section 2.14 shall immediately and automatically terminate and no longer have any force and effect. Upon the termination of this Section 2.14 pursuant to this Section 2.14(a), the provisions of these Bylaws, other than Section 2.14, shall be the Bylaws of the Corporation until amended, modified or repealed in accordance with the terms hereof. In the event of any conflict between the provisions of this Section 2.14 and any other provisions of these Bylaws or, to the extent that any of the provisions of this Section 2.14 overlap with and/or are more specific or restrictive than any other provisions contained in these Bylaws, the provisions of this Section 2.14 shall govern.

(b) Prior to each meeting of the stockholders of the Corporation at which the term of the FCR Designated Director or the ACC Designated Director, or any director nominated or appointed in accordance with the provisions of this Section 2.14 or Section 2.16 to succeed either such director, shall expire, in addition to any other persons nominated by the Board of Directors or any committee thereof, the Asbestos PI Trust shall have the right to nominate a person to succeed such director as FCR Designated Director or ACC Designated Director, as the case may be. The person nominated by the Asbestos PI Trust to succeed the ACC Designated Director shall be the person designated by the TAC and the person nominated by the Asbestos PI Trust to succeed the FCR Designated Director shall be the person designated by the Future Claimants’ Representative.

(c) At each meeting of the stockholders at which directors are to be elected, in addition to presenting nominees for other directorships, the officer of the Corporation presiding at such meeting shall present to the stockholders for election to the Board of Directors, on behalf of the Asbestos PI Trust, any person or persons nominated by the Asbestos PI Trust in accordance with Section 2.14(b).

Section 2.15 Special Nomination Provisions.

(a) Prior to the first annual meeting of stockholders following the Effective Date, at which annual meeting the term of the initial Class I directors, or any director nominated or appointed in accordance with the provisions of Section 2.16 to succeed any such director, shall expire, the Board of Directors, or a committee thereof, shall, subject to the provisions of Section 2.15(b) or Section 2.15(c), nominate each such Class I director then serving for reelection as a Class I director for a term of office to expire at the third succeeding annual meeting of stockholders following such reelection.

(b) In the event that any OCD Designated Director serving as a Class I director at the time nominations are to be made in accordance with Section 2.15(a) shall decline to stand for relection in accordance with Section 2.15(a), the person nominated by the Board of Directors, or a committee thereof, to stand for election at such first annual meeting to succeed any such director as a Class I director shall be the person designated in writing by the remaining OCD Designated Directors.

(c) In the event that any Bondholder Designated Director serving as a Class I director at the time nominations are to be made in accordance with Section 2.15(a) shall decline to stand for relection in accordance with Section 2.15(a), the person nominated by the Board of Directors, or a committee thereof, to stand for election at such first annual meeting to succeed any such director as a Class I director shall be the person designated in writing by the remaining Bondholder Designated Director (or, if there is no remaining Bondholder Designated Director, as designated by the Board of Directors).

(d) This Section 2.15 shall remain in effect until the adjournment of the first annual meeting of stockholders following the Effective Date, at which time the terms and provisions of this Section 2.15 shall immediately and automatically terminate and no longer have any force and effect.

Section 2.16 Special Vacancy Provisions.

(a) If, at any time prior to the holding of the second annual meeting of stockholders following the Effective Date, any Bondholder Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the Board of Directors shall fill such vacancy by appointing such person as shall be designated in writing by the remaining Bondholder Designated Director (or, if there is no remaining Bondholder Designated Director, as designated by the Board of Directors), and the person so appointed shall become a Bondholder Designated Director.

(b) If, at any time prior to the holding of the second annual meeting of stockholders following the Effective Date, any OCD Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the remaining OCD Designated Directors shall have the exclusive authority to appoint a person to fill such vacancy, and the person so appointed shall become an OCD Designated Director.

(c) If, at any time prior to the Section 2.14 Termination Date, the FCR Designated Director (or any successor) or the ACC Designated Director (or any successor) then serving as a director of the Corporation is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, then the Board of Directors shall fill such vacancy by appointing (i) with respect to the ACC Designated Director, such person as shall be designated in writing by the TAC and (ii) with respect to the FCR Designated Director, such person as shall be designated in writing by the Future Claimants’ Representative, and the person so appointed shall become the ACC Designated Director or the FCR Designated Director, as the case may be.

Annex B

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Deletions marked with strikethrough and additions marked with double underlining)

ARTICLE Eighth shall be replaced in its entirety with the following:

EIGHTH.

(a)

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that constitute the whole Board of Directors shall be such number as shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. ~~Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided as nearly equally as possible into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders after the Effective Date (as described below), which shall be held no earlier than the first anniversary of the Effective Date (as described below), the terms of office of the Class I directors shall expire and Class I directors elected to succeed those directors whose term then expires shall be elected for a term of office to expire at the third~~ At each annual meeting of stockholders beginning in 2015, directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders ~~following their election. At the second annual meeting of the stockholders after the Effective Date (as described below), which shall be held no earlier than the second anniversary of the Effective Date (as described below), the terms of office of the Class II directors shall expire and Class II directors elected to succeed those directors whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. At the third annual meeting of the stockholders after the Effective Date (as described below), the terms of office of the Class HI directors shall expire and Class III directors elected to succeed those directors whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. At each succeeding annual meeting of stockholders, directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election~~. Notwithstanding the foregoing, the Class III directors elected at the 2012 annual meeting of stockholders shall continue to serve until the 2015 annual meeting of stockholders, the Class I directors elected at the 2013 annual meeting of stockholders shall continue to serve until the 2016 annual meeting of stockholders and the Class II directors elected at the 2014 annual meeting of stockholders shall continue to serve until the 2017 annual meeting of stockholders, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Beginning with the 2017 annual meeting of stockholders, the entire Board of Directors shall be subject to election at each annual meeting of stockholders and the Board of Directors will no longer be divided into classes. Notwithstanding anything contained in this Article Eighth to the contrary, the third annual meeting of stockholders following the date on which all conditions to the consummation of the Sixth Amended Joint Plan of Reorganization of Owens Corning and its Affiliated Debtors and Debtors-In-Possession (as Modified) (the “Plan”) filed pursuant to Section 1121(a) of the Bankruptcy Code and confirmed by an order of the United States Bankruptcy Court for the District of Delaware dated as of September 26, 2006 have been satisfied or waived as provided in Article XII of the Plan, and all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date have occurred (the “Effective Date”), shall not be held prior to the earlier of (i) the third anniversary of the Effective Date and (ii) the earlier of (x) if the Reserved New OCD Shares (as defined in the Plan, the “Reserved New OCD Shares”) are issued to the Asbestos Personal Injury Trust (as defined in the Plan, the “Asbestos PI Trust”), the date following such issuance on which the Asbestos PI Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of the Corporation and (y) if all of the FAIR Act Conditions (as defined in the Plan, the “FAIR Act Conditions”) are satisfied in full, the date on which the last of the FAIR Act Conditions is satisfied in full. For purposes of this Amended and Restated Certificate of Incorporation, the Asbestos PI Trust shall be considered to own, beneficially and of record, Reserved New OCD Shares for so long as the Asbestos PI Trust is able to provide, upon request by the Corporation, evidence reasonably satisfactory to the Corporation of the Asbestos PI Trust’s ownership of such Reserved New OCD Shares.

(b)	Notwithstanding any other provisions of this Article Eighth, each director shall serve until his or her successor is duly elected and qualified, unless be or she shall die, resign, retire, become disqualified or be removed. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. ~~If the number of directors is hereafter changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, except as may be expressly provided as to any directors who may be elected by the holders of any series of Preferred Stock.~~

(c)	Any director may tender his or her resignation at any time. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors appointed by the holders of such series of Preferred Stock, prior to and until the time at which the Board of Directors ceases to be classified pursuant to this Article Eighth, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class. For purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. For purposes of this Article Eighth, “cause” shall mean (i) a director’s theft or embezzlement or attempted theft or embezzlement of money, or tangible or intangible assets or property, which results in a felony indictment or similar judicial proceeding; (ii) a director’s violation of any law (whether foreign or domestic), which results in a felony indictment or similar judicial proceeding; or (iii) a director’s gross negligence, willful misconduct or knowing violation of law, in the performance of the director’s duties; provided, however, the director shall have been given a reasonable period to cure any alleged cause under clause (iii) above (other than willful misconduct) prior to the taking of a vote on the director’s removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors appointed by the holders of such series of Preferred Stock, from and after the time at which the Board of Directors ceases to be classified pursuant to this Article Eighth, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

(d)	Director vacancies shall be filled in the manner set forth in the Bylaws of the Corporation.

(e)	Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article Eighth unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

(f)	Elections for directors shall not be by ballot unless demand is made for election by ballot by a stockholder entitled to vote for the election of directors. With respect to the election of directors, each stockholder shall be entitled to cast for any candidate for election as a director only one vote per share and stockholders shall not be entitled to cumulate their votes and cast them in favor of one candidate or distribute them among any two or more candidates.

(g)

Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation and subject to the other provisions of this Article Eighth, the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the directors’ power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

OWENS CORNING WORLD HEADQUARTERS

ONE OWENS CORNING PARKWAY

TOLEDO, OHIO, U.S.A. 43659

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OWENS CORNING ONE OWENS CORNING PARKWAY TOLEDO, OH 43659	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Ann Iverson 02 Edward F. Lonergan			03 John D. Williams
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.							☐	☐	☐
3.	To approve amendments to the Bylaws and Certificate of Incorporation of Owens Corning to declassify the Board of Directors.							☐	☐	☐
4.	To approve, on an advisory basis, 2013 named executive officer compensation.							☐	☐	☐
NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

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OWENS CORNING Annual Meeting of Stockholders April 17, 2014, 10:00 AM EDT This proxy is solicited by the Board of Directors

As to the undersigned’s stockholdings: The undersigned hereby appoints John W. Christy and Jeffrey S. Wilke as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Owens Corning held of record by the undersigned on February 26, 2014, at the Annual Meeting of Stockholders of Owens Corning to be held at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 on April 17, 2014, at 10:00 a.m. EDT, or any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of Owens Corning. This proxy when properly executed and timely received prior to the meeting will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the nominees in proposal 1 and for proposals 2, 3 and 4. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As to shares reflecting the undersigned’s interest in the Owens Corning Savings Plan and/or Owens Corning Savings and Security Plan (the “401(k) Plans”): The Trustee of each 401(k) Plan is directed to vote the number of shares of Common Stock of Owens Corning reflecting the undersigned’s interest in each of the 401(k) Plans on February 26, 2014, and to effect that vote by executing a proxy or proxies in the form solicited by the Board of Directors of Owens Corning, as designated on the reverse side.

The Trustee of each 401(k) Plan will vote shares for which a proper voting instruction is not received in the same proportion as the shares for which instructions have been received for such 401(k) Plan.

Continued and to be signed on reverse side